Exhibit 4.6

EXECUTION VERSION

Dated 9 February 2021

JUST EAT TAKEAWAY.COM N.V.

as Issuer

and

STICHTING TRUSTEE JUST EAT TAKEAWAY.COM II

as Trustee

TRUST DEED

constituting

€500,000,000 0.625 per cent. Convertible Bonds due 2028

Linklaters

Ref: L-308478

Linklaters LLP

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Table of Contents

	Contents	Page

1	Interpretation	3

2	Amount of the Original Bonds and Covenant to pay	7

3	Form of the Original Bonds	8

4	Stamp Duties and Taxes	8

5	Further Issues	9

6	Application of Moneys received by the Trustee	10

7	Covenant to Comply	11

8	Covenants relating to Conversion Rights	11

9	Covenants	11

10	Remuneration and Indemnification of the Trustee	13

11	Proceedings and Actions by the Trustee	14

12	Trustee’s Rights and Obligations	15

13	Modification, Waiver and Proof of Default	20

14	Trustee not precluded from entering into Contracts	21

15	Appointment, Retirement and Removal of the Trustee:	21

16	Currency Indemnity	22

17	Communications	23

18	No rescission	24

19	Governing Law and Jurisdiction	24

20	Counterparts	24

SCHEDULE 1 Terms and Conditions of the Bonds		25

SCHEDULE 2 Form of Original Individual Certificate		62

SCHEDULE 3 Form of Original Global Bond Certificate		66

SCHEDULE 4 Provisions for Meetings of Bondholders		71

SCHEDULE 5 Form of Directors’ Certificate		78

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This Trust Deed is made on 9 February 2021 between:

(1)	JUST EAT TAKEAWAY.COM N.V., a limited liability company (naamloze vennootschap) incorporated under the laws of the Netherlands, having its corporate seat (statutaire zetel) in Amsterdam, the Netherlands, and its office at Oosterdoksstraat 80, 1011 DK Amsterdam, the Netherlands, and registered with the trade register of the chamber of commerce under number 08142836, as issuer (the “Issuer”); and

(2)	STICHTING TRUSTEE JUST EAT TAKEAWAY.COM II, a foundation (stichting) incorporated under the laws of the Netherlands, having its corporate seat (statutaire zetel) in Amsterdam, the Netherlands, with its office at Hoogoorddreef 15, 1101 BA Amsterdam, the Netherlands, and registered with the trade register of the chamber of commerce under number 81761201, as trustee (the “Trustee”, which expression shall, where the context so admits, include all persons for the time being the trustee or trustees of this Trust Deed).

Whereas:

(A)	The Issuer has by resolutions of (i) its management board passed on 1 February 2021, (ii) its supervisory board passed on 1 February 2021 and (iii) the convertible pricing committee established by the management board passed on 2 February 2021, authorised the issue of two tranches of senior unsecured convertible bonds due 2025 (“Tranche A”) and due 2028 (“Tranche B”), Tranche B to be constituted by this Trust Deed and the issue of the Shares on conversion of the Bonds.

(B)	The Trustee has agreed to act as trustee of this Trust Deed on the following terms and conditions.

This Deed witnesses and it is declared as follows:

1	Interpretation

1.1	Definitions: The following expressions shall have the following meanings:

“Agents” means, in relation to the Original Bonds, the Principal Paying, Transfer and Conversion Agent, the Registrar and any other paying and conversion agent appointed pursuant to the Paying, Transfer and Conversion Agency Agreement (and “Agent” means any one of them) and, in relation to any Further Bonds, means any agent or registrar appointed in relation to them;

“Bondholder” and “holder” mean, in relation to a Bond, the person in whose name the Bond is registered in the Bonds Register;

“Bonds” means the Original Bonds and/or, as the context may require, any Further Bonds except that in Schedules 2 and 3 “Bonds” means the Original Bonds;

“Bonds Register” has the meaning specified in Section 14 of the Conditions;

“Business Day” means a calendar day other than a Saturday or a Sunday which in Amsterdam is neither a public holiday nor a calendar day on which banking institutions are closed;

“Certification Date” has the meaning specified in Clause 9.5;

“Clearstream, Luxembourg” means Clearstream Banking S.A.;

“Conditions” means, in relation to the Original Bonds, the terms and conditions set out in Schedule 1 and, in relation to any Further Bonds, the terms and conditions relating to such

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Further Bonds (which may, for the avoidance of doubt, be the terms and conditions set out in Schedule 1) as any of the same may from time to time be modified in accordance with this Trust Deed, and, with respect to any Bonds evidenced by a Global Bond Certificate, as modified by the provisions of such Global Bond Certificate and references in this Trust Deed to a particular numbered Section of the Conditions shall be construed accordingly and, in relation to any Further Bonds, as a reference to the provision (if any) in the Conditions thereof which corresponds to the particular Section of the Conditions of the Original Bonds;

“Consolidated Financial Statements” means the Issuer’s audited consolidated annual financial statements or its unaudited condensed consolidated interim financial statements, as the case may be, including the relevant accounting policies and notes to the accounts and in each case prepared in accordance with IFRS from time to time;

“Contractual Currency” has the meaning specified in Clause 16.1;

“Conversion Price” has the meaning specified in Section 5.1(a) of the Conditions;

“Conversion Rights” has the meaning specified in Section 5.1(a) of the Conditions;

“Euroclear” means Euroclear Bank SA/NV;

“Event of Default” means any of the events described in Section 8 of the Conditions;

“Extraordinary Resolution” has the meaning set out in Schedule 4;

“Further Bonds” means any further Bonds issued in accordance with the provisions of Clause 5 and the Conditions and constituted by a deed supplemental to this Trust Deed;

“Global Bond Certificate” means the Original Global Bond Certificate and/or as the context may require any other global bond certificate evidencing Further Bonds or any of them except that in Schedule 3 Global Bond Certificate means the Original Global Bond Certificate;

a “holding company” of a company or a corporation means any company or corporation of which the first mentioned company or corporation is a subsidiary;

“IFRS” means the international accounting standards within the meaning of the IAS Regulation 1606/2002 to the extent applicable to the relevant financial statements, as amended;

“Individual Certificates” means the Original Individual Certificates and/or as the context may require any other individual certificates evidencing Further Bonds or any of them;

“Liability” and “Liabilities” mean any loss, damage, cost, charge, claim, demand, expense, judgment, action, proceeding or other liability whatsoever (including, without limitation, in respect of taxes, duties, levies, imposts and other charges) and including any value added tax or similar tax charged or chargeable in respect thereof and legal fees and expenses on a full indemnity basis;

“Original Bonds” means the bonds in or substantially in the form set out in Schedule 2 comprising the €500,000,000 0.625 per cent. Convertible Bonds due 2028 constituted by this Trust Deed and for the time being outstanding or, as the context may require, a specific number of them and includes any replacement Bonds issued pursuant to the Conditions and (except for the purposes of Clauses 3.1 and 3.2) the Global Bond Certificate;

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“Original Bondholders” means, in relation to an Original Bond, the person in whose name the Original Bond is registered in the Bonds Register;

“Original Individual Certificates” means those Original Bonds for the time being evidenced by definitive certificates in the form or substantially in the form set out in Schedule 2 and in accordance with Section 13.3 of the Conditions;

“Original Global Bond Certificate” means the global bond certificate in registered form which will evidence the Original Bonds, substantially in the form set out in Schedule 3, and evidencing the registration of the person named therein in the Bonds Register;

“outstanding” means, in relation to the Bonds, all the Bonds issued except (a) those which have been redeemed in accordance with the Conditions, (b) those in respect of which Conversion Rights have been exercised and all the obligations of the Issuer to issue or transfer and deliver Shares have been performed in relation thereto, (c) those in respect of which the date for redemption has occurred and the redemption moneys (including all interest accrued on such Bonds to the date for such redemption and any interest payable under the Conditions after such date) have been duly paid to the relevant Bondholder or on its behalf or to the Trustee or to the Principal Paying, Transfer and Conversion Agent as provided in Clause 2 and remain available for payment against surrender of Bonds (if so required), as the case may be, (d) those which have become void or those in respect of which claims have become prescribed, (e) those mutilated or defaced Bonds which have been surrendered in exchange for replacement Bonds (if so required), (f) those which have been purchased and cancelled as provided in the Conditions and (g) the Global Bond Certificate to the extent that it shall have been exchanged for interests in another Global Bond Certificate and any certificate to the extent that it shall have been exchanged for Individual Certificates pursuant to its provisions;

“Paying, Transfer and Conversion Agency Agreement” means, in relation to the Original Bonds, the Paying, Transfer and Conversion Agency Agreement dated on or about the date hereof, as altered from time to time, between the Issuer, the Trustee, the Principal Paying, Transfer and Conversion Agent, and the Registrar whereby the initial Principal Paying, Transfer and Conversion Agent and the Registrar were appointed in relation to the Original Bonds and includes any other agreements approved in writing by the Trustee (such approval not to be unreasonably withheld or delayed) appointing Successor Agents amending or modifying any of such agreements;

“Principal Paying, Transfer and Conversion Agent” means, in relation to the Original Bonds, ABN AMRO Bank N.V. at its specified office, in its capacity as Principal Paying, Transfer and Conversion Agent (in respect of the Original Bonds) and, in relation to any Further Bonds, the Principal Paying, Transfer and Conversion Agent appointed in respect of such Further Bonds and, in each case, any Successor Principal Paying, Transfer and Conversion Agent;

“Proceedings” has the meaning specified in Clause 19.2;

“Registrar” means Bank of America Europe Designated Activity Company at its specified office, in its capacity as Registrar and any Successor Registrar;

“Shares” has the meaning specified in Section 14 of the Conditions;

“specified office” means, in relation to any Agent, either the office identified with its name in Section 15.7 of the Conditions or any other office approved by the Trustee and notified to the Bondholders pursuant to Clause 9.11;

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“Subsidiary” has the meaning specified in Section 14 of the Conditions;

“Successor” means, in relation to the Agents, such other or further person as may from time to time be appointed by the Issuer as an Agent with the prior written approval of, and on terms approved in writing by, the Trustee (such approval not to be unreasonably withheld or delayed) and notice of whose appointment is given to Bondholders pursuant to Clause 9.11; and

“this Trust Deed” means this Trust Deed, the Schedules (as from time to time amended, modified and/or supplemented in accordance with this Trust Deed) and any other document executed in accordance with this Trust Deed (as from time to time so altered) and expressed to be supplemental to this Trust Deed.

1.2	Construction of Certain References:

References to:

1.2.1	costs, charges, remuneration or expenses shall include any value added tax, turnover tax or similar tax charged in respect thereof;

1.2.2	“euro” and “€” means the currency introduced at the start of the third stage of the European economic and monetary union pursuant to the Treaty establishing the European Community, as amended;

1.2.3	any action, remedy or method of judicial proceedings for the enforcement of rights of creditors shall include, in respect of any jurisdiction other than the Netherlands, references to such action, remedy or method of judicial proceedings for the enforcement of rights of creditors available or appropriate in such jurisdiction as shall most nearly approximate thereto;

1.2.4	any provision of any statute shall be deemed also to refer to any statutory modification or re-enactment thereof or any statutory instrument, order or regulation made thereunder or under such modification or re-enactment;

1.2.5	“such approval not to be unreasonably withheld or delayed” or like references shall mean, when used in this Trust Deed, the Paying, Transfer and Conversion Agency Agreement or the Conditions, in relation to the Trustee that, in determining whether to give consent or approval, the Trustee shall have due regard to the interests of Bondholders and any determination as to whether or not its consent or approval is unreasonably withheld or delayed shall be made on that basis; and

1.2.6	references in this Trust Deed to “reasonable” or “reasonably” and similar expressions relating to the Trustee and any exercise of power, opinion, determination or other similar matter shall be construed as meaning reasonable or reasonably (as the case may be) having due regard to, and taking into account the interests of, the Bondholders.

1.3	Conditions: Words and expressions defined in the Conditions and not defined in the main body of this Trust Deed shall when used in this Trust Deed (including the recitals) have the same meanings as are given to them in the Conditions.

1.4	Headings: Headings shall be ignored in construing this Trust Deed.

1.5	Schedules: The Schedules are part of this Trust Deed and shall have effect accordingly.

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1.6	Modification etc. of Statutes: References to a statutory provision include that provision as from time to time modified or re-enacted whether before or after the date of this Trust Deed.

1.7	Certificates: Where a director of the Issuer is required pursuant to the provisions of this Trust Deed to sign a certificate, any such certificate shall be given for and on behalf of the Issuer and the relevant director shall have no personal liability therefor.

2	Amount of the Original Bonds and Covenant to pay

2.1	Amount of the Original Bonds: The aggregate principal amount of the Original Bonds is limited to €500,000,000.

2.2	Covenant to pay: Unless previously redeemed, converted, settled or purchased and cancelled as provided for in the Conditions, the Issuer will, on any date when any Original Bonds become due to be redeemed, in accordance with this Trust Deed or the Conditions, unconditionally pay (or procure to be paid) to or to the order of the Trustee in euro in same day funds the principal amount of the Original Bonds or such other amount as provided in the Conditions becoming due for redemption on that date and will (subject to the Conditions) until such payment (both before and after judgment) unconditionally so pay or procure to be paid to or to the order of the Trustee interest on the principal amount of the Original Bonds outstanding as set out in the Conditions provided that:

2.2.1	subject to the provisions of Clause 2.4, payment of any sum due in respect of the Original Bonds made to or to the account of the Principal Paying, Transfer and Conversion Agent as provided in the Paying, Transfer and Conversion Agency Agreement shall, to that extent, satisfy such obligation except to the extent that there is failure in its subsequent payment to the relevant Original Bondholders under the Conditions; and

2.2.2	a payment made after the due date or pursuant to Section 8 of the Conditions will be deemed to have been made when the full amount due has been received by the Trustee or the Principal Paying, Transfer and Conversion Agent and notice to that effect has been given to the Original Bondholders (if required under Clause 9.6), except to the extent that there is a failure in the subsequent payment to the relevant holders under the Conditions.

2.3	Discharge: Subject to Clause 2.4, any payment to be made in respect of the Bonds by the Issuer or the Trustee may be made as provided in the Conditions and any payment so made will (subject to Clause 2.4) to such extent be a good discharge to the Issuer or the Trustee, as the case may be.

2.4	Payment after a Default: At any time after an Event of Default has occurred, the Trustee may:

2.4.1	by notice in writing to the Issuer and the Agents, require the Agents (or any of them), until notified by the Trustee to the contrary, so far as permitted by any applicable law:

(i)	to act as Agents of the Trustee under this Trust Deed and the Bonds on the terms of the Paying, Transfer and Conversion Agency Agreement (with consequential amendments as necessary and except that the Trustee’s liability for the indemnification, remuneration and expenses of the Agents will be limited to the amounts for the time being held by the Trustee in

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respect of the Bonds on the terms of this Trust Deed) and thereafter to hold all Bonds, cash and/or Shares received on conversion or redemption of the Bonds and all moneys, documents and records held by them in respect of Bonds to the order of the Trustee; or

(ii)	to deliver all Bonds, cash and/or Shares received on conversion or redemption of the Bonds and all moneys, documents and records held by them in respect of the Bonds to the Trustee or as the Trustee directs in such notice, provided that such notice shall be deemed not to apply to any documents or records which the relevant Agent is obliged not to release by any law or regulation; and

2.4.2	by notice in writing to the Issuer, require the Issuer to make all subsequent payments in respect of the Bonds to, or to the order of, the Trustee and not to the Principal Paying, Transfer and Conversion Agent with effect from the issue of any such notice to the Issuer; and from then until such notice is withdrawn, proviso 2.2.1 to Clause 2.2 shall cease to have effect.

3	Form of the Original Bonds

3.1	The Original Global Bond Certificate: The Original Bonds will be evidenced by the Original Global Bond Certificate initially in the principal amount of €500,000,000 and the Issuer shall procure that appropriate entries be made in the Bonds Register by the Registrar to reflect the issue of such Original Bonds. The Original Global Bond Certificate will be delivered to and the Original Bonds registered in the name of a common depositary for Euroclear and Clearstream, Luxembourg. The Original Global Bond Certificate will be exchangeable for Original Individual Certificates in accordance with Section 13.3 of the Conditions.

3.2	The Original Individual Certificates: The Original Individual Certificates may be printed or typed and need not be security printed unless otherwise required by applicable stock exchange requirements. The Original Individual Certificates and Original Global Bond Certificate will be in or substantially in the respective forms set out in Schedules 2 and 3. Original Individual Certificates will be endorsed with the Conditions.

3.3	Signature: The Original Global Bond Certificate and any Original Individual Certificate (if issued) will be signed manually, in facsimile or electronically by a managing director of the Issuer and will be authenticated by or on behalf of the Registrar. The Issuer may use the manual, facsimile or electronic signature of any person who is at the date of this Trust Deed a managing director of the Issuer even if at the time of issue of any Original Bonds he no longer holds such office. Original Bonds (including the Original Global Bond Certificate) so executed and authenticated will be valid and binding obligations of the Issuer.

4	Stamp Duties and Taxes

4.1	Stamp Duties: The Issuer will pay any capital, stamp, issue, registration, transfer and other taxes and duties (excluding, for the avoidance of doubt, capital gains tax or similar taxes on gains or profits) payable (i) in the Netherlands, Belgium or Luxembourg on or in respect of the creation, issue and initial offering of the Bonds and the execution of this Trust Deed and (ii) in the Netherlands, or any jurisdiction in which the Issuer may be domiciled or resident or to whose taxing jurisdiction the Issuer may generally be subject or

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the jurisdiction where the Relevant Exchange is located, upon the issue or delivery of the Shares on conversion pursuant to the Conditions. The Issuer will also indemnify the Trustee and the Bondholders from and against all capital, stamp, issue, registration, transfer and other taxes (excluding, for the avoidance of doubt, capital gains tax or similar taxes on gains or profits) paid by any of them in any jurisdiction in relation to which the liability to pay arises directly as a result of any action taken by or on behalf of the Trustee or, as the case may be and where entitled under Section 10 of the Conditions to do so, the Bondholders to enforce the obligations of the Issuer under this Trust Deed or the Bonds.

4.2	Change of Taxing Jurisdiction: If the Issuer becomes subject generally to the taxing jurisdiction of any territory or any authority of or in that territory having power to tax other than or in addition to the Netherlands then the Issuer will (unless the Trustee otherwise agrees) give to the Trustee an undertaking satisfactory to the Trustee in terms corresponding to the terms of Section 6 of the Conditions with the substitution for, or (as the case may require) the addition to, the references in that Section to the Netherlands of references to that other territory or authority or additional territory or authority to whose taxing jurisdiction the Issuer has become so subject (provided that such undertaking shall be subject to such exceptions as reflect exceptions under the law of the relevant taxing jurisdiction and as are similar in scope and effect to those exceptions set out in Section 6 of the Conditions) and in such event this Trust Deed and the Bonds will be read accordingly.

5	Further Issues

5.1	Liberty to Create: The Issuer may, from time to time without the consent of the Bondholders, create and issue Further Bonds having the same terms and conditions in all respects (or in all respects except for the amount and due date for the first payment of interest thereon and the first date on which Conversion Rights may be exercised) as (i) the Original Bonds or (ii) any previously issued Further Bonds so that the same shall be consolidated and form a single series with the Original Bonds or any Further Bonds, or (in any case) upon such terms as to interest, conversion, premium, redemption and otherwise as the Issuer may at the time of issue thereof determine.

5.2	Means of Constitution: Any Further Bonds created and issued pursuant to the provisions of Clause 5.1 so as to form a single series with the Original Bonds and/or the Further Bonds of any series shall be constituted by a deed supplemental to this Trust Deed and any other Further Bonds of any series created and issued pursuant to the provisions of Clause 5.1 may be so constituted. The Issuer shall, prior to the issue of any Further Bonds to be so constituted, execute and deliver to the Trustee a deed supplemental to this Trust Deed and containing a covenant by the Issuer in the form mutatis mutandis of Clause 2 of this Trust Deed in relation to such Further Bonds and such other provisions (corresponding to any of the provisions contained in this Trust Deed) as the Trustee shall require.

5.3	Notice of Further Issues: Whenever it is proposed to create and issue any Further Bonds, the Issuer shall give to the Trustee not less than 14 days’ notice in writing of its intention to do so, stating the principal amount of Further Bonds proposed to be created or issued. The Trustee shall keep this information confidential in accordance with Clause 12.2.13.

5.4	Separate Series: Any Further Bonds not forming a single series with the Original Bonds and/or previously issued Further Bonds of any series shall form a separate series and accordingly, unless for any purpose the Trustee in its absolute discretion shall otherwise

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determine, the provisions of Clauses 5 and 6.2 and Clauses 7 to 20 (inclusive) and Schedule 4 shall apply mutatis mutandis separately and independently to the Bonds of each such series and in such Clauses and Schedule the expressions “Bonds” and “Bondholders” shall be construed accordingly.

6	Application of Moneys received by the Trustee

6.1	Application: All moneys received by the Trustee in respect of the Original Bonds and any Further Bonds forming a single series with the Original Bonds or amounts payable under this Trust Deed will, regardless of any appropriation of all or part of them by the Issuer, be applied by the Trustee (subject to Clause 6.2):

6.1.1	first, in payment of all fees, costs, charges, expenses and liabilities properly incurred by the Trustee (including remuneration and any indemnity amounts payable to it) and/or any agent or delegate appointed by the Trustee in carrying out its or their functions under this Trust Deed;

6.1.2	secondly, in payment of any amounts owing in respect of the Original Bonds and any Further Bonds forming a single series with the Original Bonds pari passu and rateably; and

6.1.3	thirdly, in payment of the balance (if any) to the Issuer for itself.

If the Trustee holds any moneys in respect of Original Bonds and any Further Bonds forming a single series with the Original Bonds which have become void or in respect of which claims have become prescribed under the Conditions, the Trustee will hold them in accordance with this Clause 6.1.

6.2	Accumulation: If the amount of the moneys at any time available for payment in respect of the Bonds under Clause 6.1 is less than 10 per cent. of the principal amount of the Bonds then outstanding, the Trustee may, at its discretion, invest such moneys. The Trustee may retain such investments and accumulate the resulting income until the investments and the accumulations, together with any other funds for the time being under the control of the Trustee and available for such payment, amount to at least 10 per cent. of the principal amount of the Bonds then outstanding whereupon such investments, accumulations and funds (after deduction of, or provision for, any applicable taxes) will be applied as specified in Clause 6.1.

6.3	Investment: Moneys held by the Trustee may be invested in the name, or under the control, of the Trustee in any investments or other assets anywhere, for the time being authorised by Dutch law, whether or not they produce income, or placed on deposit in the name or under the control of the Trustee at such bank or other financial institution and in such currency as the Trustee may, in its absolute discretion, think fit, whether or not such deposit carries negative interest or no interest at all. If that bank or institution is the Trustee or a subsidiary, holding company or associated company of the Trustee, it need only account for an amount of interest equal to the standard amount of interest payable by it on such a deposit to an independent customer. The Trustee may at any time vary or transpose any such investments or assets for or into other such investments or assets or convert any moneys so deposited into any other currency, and will not be responsible to any person whatsoever for any loss occasioned thereby, whether by depreciation in value, fluctuation in exchange rates, negative interest or otherwise.

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7	Covenant to Comply

So long as any Bond remains outstanding, the Issuer hereby covenants with the Trustee that it will comply with and perform and observe all the provisions of this Trust Deed which are expressed to be binding on it. The Conditions shall be binding on the Issuer and the Bondholders. The Trustee shall be entitled to enforce the obligations of the Issuer under the Bonds and the Conditions as if the same were set out and contained in this Trust Deed which shall be read and construed as one document with the Bonds. The provisions contained in Schedule 1 shall have effect in the same manner as if herein set forth.

8	Covenants relating to Conversion Rights

So long as any Bond is outstanding, the Issuer hereby undertakes to and covenants with the Trustee that:

8.1	Conversion Rights: it will, save with the approval of an Extraordinary Resolution or with the approval of the Trustee where, in the Trustee’s opinion, it is not materially prejudicial to the interests of the Bondholders to give such approval, observe and perform all its obligations under the Conditions and this Trust Deed with respect to Conversion Rights.

8.2	Notices: it will:

8.2.1	Adjustment to Conversion Price: as soon as practicable after the announcement of the terms of any event giving rise to an adjustment of the Conversion Price, give notice to the Bondholders in accordance with Section 15.7 of the Conditions advising them of the date on which the relevant adjustment of the Conversion Price is likely to become effective and of the effect of exercising their Conversion Rights pending such date; and

8.2.2	Directors’ Certificate: upon the happening of an event as a result of which the Conversion Price will be adjusted, as soon as reasonably practicable deliver to the Trustee a certificate signed by a managing director of the Issuer (which the Trustee shall be entitled to accept and rely on without further enquiry or liability in respect thereof as sufficient evidence of the correctness of the matters referred to therein) setting forth brief particulars of the event, and the adjusted Conversion Price and the date on which such adjustment takes effect and in any case setting forth such other particulars and information as the Trustee may reasonably require.

9	Covenants

So long as any Bond is outstanding, the Issuer covenants with the Trustee that it will:

9.1	Books of Account: keep, and procure that each Subsidiary keeps, proper books of account.

9.2	Notice of Events of Default etc: notify the Trustee in writing immediately on becoming aware of the occurrence of any Event of Default or Change of Control.

9.3	Information: so far as permitted by applicable law, give or procure to be given to the Trustee such information as it reasonably requires to perform its functions.

9.4	Financial Statements, etc.: send to the Trustee:

9.4.1	as soon as the same become available, but in any event within the longer of 120 days of its most recent financial year-end and the legal period for making this

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document generally available, a copy of the Issuer’s audited annual Consolidated Financial Statements for such financial year, prepared and presented in accordance with IFRS, together with the report thereon by the Issuer’s independent auditors; and

9.4.2	as soon as the same become available, but in any event within the longer of 90 days of the end of the first half of each financial year and the legal period of making this document generally available, a copy of the Issuer’s interim Consolidated Financial Statements, prepared and presented in accordance with IFRS, as at, and for the period ending on, the end of such period, each certified by a managing director of the Issuer as presenting a true and fair view of the consolidated financial position of the Issuer and its consolidated subsidiaries as at the relevant date, and the consolidated results of operations and changes in consolidated financial position of the Issuer and its consolidated subsidiaries for the relevant period then ended.

9.5	Certificate of executive directors: send to the Trustee within 14 days of the Issuer’s audited annual Consolidated Financial Statements being made publicly available, and also within 14 days of any request by the Trustee a certificate substantially in the form set out in Schedule 5 from the Issuer signed by any managing director of the Issuer that, having made all reasonable enquiries, to the best of the knowledge, information and belief of the Issuer as at a date (the “Certification Date”) not more than five days before the date of the certificate, no Change of Control, Event of Default or other breach of this Trust Deed had occurred since the Certification Date of the last such certificate or (if none) the date of this Trust Deed or, if such an event had occurred, giving details of it.

9.6	Notices to Bondholders: send or procure to be sent to the Trustee not less than three days prior to the date of publication, for the Trustee’s review, a copy of each notice to be given to the Bondholders as a class in accordance with the Conditions and not publish such notice without consulting the Trustee, and upon publication, send to the Trustee a copy of such notice. The Trustee shall keep this information confidential in accordance with Clause 12.2.13.

9.7	Further Acts: so far as permitted by applicable law, do such further things as may be necessary in the reasonable opinion of the Trustee to give effect to this Trust Deed.

9.8	Notice of late payment: forthwith upon request by the Trustee give notice to the Bondholders of any unconditional payment to the Principal Paying, Transfer and Conversion Agent or the Trustee of any sum due in respect of the Bonds made after the due date for such payment.

9.9	Obligations of Agents and Registrar: observe and comply with its obligations and use all reasonable endeavours to procure that the Agents observe and comply with all their obligations under the Paying, Transfer and Conversion Agency Agreement and notify the Trustee immediately if it becomes aware of any material breach or failure by an Agent in relation to the Bonds.

9.10	Listing and Trading: use its reasonable endeavours to obtain the admission of the Original Bonds to trading on the Open Market (Freiverkehr) of the Frankfurt Stock Exchange or another EEA or United Kingdom stock exchange or trading platform no later than 11 March 2021. Thereafter, and in respect of any Further Bonds, the Issuer will use its reasonable endeavours to maintain such admission to trading for so long as any of the

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Bonds remain outstanding. If, however, the Issuer determines in good faith that it can no longer comply with the requirements for such listing, having used such endeavours, or if the maintenance of such listing or admission to trading is unduly onerous, the Issuer will instead use its reasonable endeavours to obtain and maintain a listing on such other stock exchange or admission to trading on such other securities market of the Bonds as the Issuer may (with the written approval of the Trustee, such approval not to be unreasonably withheld or delayed) decide, and shall upon obtaining a quotation or listing of the Bonds on such other stock exchange or exchanges or securities market or markets as aforesaid, comply with the requirements of any such stock exchange or securities market.

9.11	Change in Agents: give at least 14 days’ prior notice to the Bondholders of any future appointment, resignation or removal of an Agent or of any change by an Agent of its specified office and not make any such appointment or removal without the Trustee’s written approval (such approval not to be unreasonably withheld or delayed).

9.12	Early Redemption: give prior notice to the Trustee and the Bondholders of any proposed redemption pursuant to Sections 4.1 or 4.2 of the Conditions in accordance therewith.

9.13	Authorised but Unissued Capital: at all times keep available for issue free from pre-emptive rights a sufficient number of Shares held in treasury or authorised share capital to enable the exercise of Conversion Rights pursuant to the Conditions and all other rights of subscription and exchange for Shares, to be satisfied in full at the then current Conversion Price.

9.14	Bonds Register: deliver or procure the delivery to the Trustee of an up-to-date copy of the Bonds Register in respect of the Bonds, certified as being a true, accurate and complete copy, as soon as practicable following the date hereof and in any event within three Business Days following the date hereof and at such other times as the Trustee may reasonably require.

10	Remuneration and Indemnification of the Trustee

10.1	Normal Remuneration: So long as any Bond is outstanding, the Issuer will pay to the Trustee by way of remuneration for its services as trustee such sum as may from time to time be agreed between them. Such remuneration will accrue from day to day from the date of this Trust Deed and shall be payable in advance, annually as may be agreed between the Issuer and the Trustee. However, if any payment to a Bondholder of the moneys due in respect of any Bond is improperly withheld or refused by the Trustee upon due surrender (if so required) of such Bond, such remuneration will not accrue as from the date of the withholding or refusal until payment to such Bondholder is duly made.

10.2	Extra Remuneration: If an Event of Default shall have occurred, the Issuer hereby agrees that the Trustee shall be entitled to be paid additional remuneration calculated at its normal hourly rates in force from time to time for any additional time spent on its duties that is reasonably attributable to that Event of Default. In any other case, if the Trustee finds it expedient or necessary or is requested by the Issuer to undertake duties which the Trustee and the Issuer agree to be of an exceptional nature or otherwise outside the scope of the Trustee’s normal duties under this Trust Deed and the Trustee’s scope of work agreed between the Issuer and the Trustee, the Issuer will pay such additional reasonable remuneration as they may agree (and which may be calculated by reference to the Trustee’s normal hourly rates in force from time to time) or, failing agreement as to any of the matters in this Clause (or as to such sums referred to in Clause 10.1), as determined

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by a financial institution or person (acting as an expert) selected by the Trustee and approved by the Issuer. The expenses involved in such nomination and such financial institution’s fee will be borne by the Issuer. The determination of such financial institution or person will, in the absence of manifest error, be conclusive and binding on the Issuer, the Trustee and the Bondholders.

10.3	Expenses: Subject to the separate fee arrangements made between the Issuer and the Trustee, the Issuer will on demand by the Trustee pay or discharge all reasonable and documented costs, charges, liabilities and expenses properly incurred by the Trustee in the preparation and execution of this Trust Deed and the performance of its functions under this Trust Deed including, but not limited to, legal and travelling expenses and any stamp, documentary or other taxes or duties paid by the Trustee in connection with any legal proceedings properly brought or reasonably contemplated by the Trustee against the Issuer to enforce any provision of this Trust Deed and the Bonds. Such costs, charges, liabilities and expenses will:

10.3.1	in the case of payments made by the Trustee before such demand carry interest from the date of the demand at a rate equal to the Trustee’s cost of funding for the relevant period of time, and

10.3.2	in other cases carry interest at such rate from 30 days after the date of the demand or (where the demand specifies that payment is to be made on an earlier date) from such earlier date.

10.4	Indemnity: The Issuer will on demand by the Trustee indemnify it in respect of Amounts or Claims paid or properly incurred by it in acting as trustee under this Trust Deed (including (1) any Agent/Delegate Liabilities and (2) in respect of disputing or defending any Amounts or Claims made against the Trustee or any Agent/Delegate Liabilities). The Issuer will on demand by such agent or delegate indemnify it against such Agent/Delegate Liabilities. “Amounts or Claims” are losses, liabilities, claims, actions, and “Agent/Delegate Liabilities” are Amounts or Claims which the Trustee is or would be obliged to pay or reimburse to any of its agents or delegates appointed pursuant to this Trust Deed.

10.5	Provisions Continuing: The provisions of Clauses 10.3 and 10.4 will continue in full force and effect in relation to the Trustee even if it may have ceased to be Trustee and notwithstanding any termination or discharge of this Trust Deed.

11	Proceedings and Actions by the Trustee

11.1	Trustee not bound unless specific action taken:

11.1.1	The Trustee may at any time, at its discretion and without notice, take such proceedings, actions or steps (including lodging an appeal in any proceedings) against the Issuer as it may think fit to enforce the provisions of this Trust Deed and the Bonds, but it shall not be bound to take any such proceedings, actions or steps in relation to this Trust Deed or the Bonds unless (i) it shall have been so directed by an Extraordinary Resolution of the Bondholders or so requested in writing by the holders of at least one-quarter in principal amount of the Bonds then outstanding, and (ii) it shall have been indemnified and/or secured and/or prefunded to its satisfaction.

11.1.2	In urgent cases, such as imminent bankruptcy, moratorium or reorganisation of the Issuer, the Trustee will be entitled at its discretion to relinquish, reduce or alter the

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rights of Bondholders in whole or in part, and to take other measures which it considers to be in the interests of the Bondholders, if the Trustee considers, in its sole discretion, that such action can no longer be delayed. For the avoidance of doubt, any such action may be taken by the Trustee without having been previously directed or authorised by an Extraordinary Resolution of the Bondholders. The Trustee will forthwith notify the Bondholders of any such actions and steps at a meeting of Bondholders to be convened by the Trustee within one month after such action has been taken by the Trustee. The Trustee will in no event be liable in respect of the exercise, or failure to exercise, the power of the Trustee granted to it in this Clause 11.1.2 or the consequences thereof.

11.1.3	No Bondholder shall be entitled to (i) take any proceedings, actions or steps against the Issuer to enforce the performance of any of the provisions of this Trust Deed or the Bonds or (ii) take any other proceedings, actions or steps (including lodging an appeal in any proceedings) in respect of or concerning the Issuer, in each case unless the Trustee, having become bound so to take any such proceedings, actions or steps, fails so to do within a reasonable period and the failure shall be continuing.

11.2	Accounts: If at any time the Issuer’s obligations under the Bonds have become immediately due and payable, the Trustee may draw up duly specified accounts of all amounts due in relation to the Bonds outstanding according to the records made available by the Principal Paying, Transfer and Conversion Agent and the Registrar under the Paying, Transfer and Conversion Agency Agreement, together with accrued interest and any other amounts owed by the Issuer in respect of the Bonds, including the Trustee’s fee and indemnification for costs incurred by the Trustee. The Issuer will act in accordance with and fully accept the accounts drawn up by the Trustee, subject to evidence to the contrary.

11.3	Action by Trustee:

11.3.1	Only the Trustee may enforce the rights under the Bonds of the Bondholders against the Issuer. Save as provided in Section 10 of the Conditions, no person shall be entitled to proceed directly against the Issuer to enforce the performance of any provision of the Bonds.

11.3.2	If any Bonds become due and payable under Section 8 of the Conditions the only remedy of the Trustee against the Issuer consists of enforcing the rights granted to the Trustee pursuant to this Trust Deed and the Conditions.

12	Trustee’s Rights and Obligations

12.1	Reliance on Information

12.1.1	Advice: The Trustee may in relation to this Trust Deed act, without thereby incurring any Liability, on a report, confirmation or certificate or any advice of any lawyers, accountants, financial advisers, financial institution or other expert, whether or not addressed to it and whether or not their liability in relation thereto is limited (by its terms or by any engagement letter relating thereto entered into by the Trustee or in any other manner) by reference to a monetary cap, methodology or otherwise. The Trustee may accept and shall be entitled to rely on any such report, confirmation or certificate or advice and such report, confirmation or certificate or advice shall be binding on the Issuer, the Trustee and the Bondholders;

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12.1.2	Certificate of a Managing Director: the Trustee may call for and shall be at liberty to accept a certificate signed by any managing director of the Issuer as to any fact or matter prima facie within the knowledge of the Issuer as sufficient evidence thereof and a like certificate to the effect that any particular dealing, transaction or step or thing is, in the opinion of the person so certifying, expedient as sufficient evidence that it is expedient and the Trustee shall not be bound in any such case to call for further evidence or be responsible for any Liability that may be occasioned by its failing so to do;

12.1.3	Resolution of Bondholders: the Trustee shall not be responsible for acting upon any resolution purporting to have been passed at a meeting of Bondholders in respect whereof minutes have been made and signed, even though it may subsequently be found that there was some defect in the constitution of the meeting of Bondholders or the passing of the resolution or that for any reason the resolution purporting to have been passed at any meeting of Bondholders was not valid or binding upon the Bondholders;

12.1.4	Reliance on certification of clearing system: the Trustee may call for any certificate or other document issued by Euroclear or Clearstream, Luxembourg or any other relevant clearing system or a common depository therefor. Any such certificate or other document shall, in the absence of manifest error, be conclusive and binding for all purposes. Any such certificate or other document may comprise any form of statement or print out of electronic records provided by the relevant clearing system (including Euroclear’s EUCLID or Clearstream, Luxembourg’s CreationOnline system) in accordance with its usual procedures and in which the holder of a particular principal or nominal amount of the Bonds is clearly identified together with the amount of such holding. The Trustee shall not be liable to any person by reason of having accepted as valid or not having rejected any certificate or other document to such effect purporting to be issued by Euroclear, Clearstream, Luxembourg, or any other relevant clearing system and subsequently found to be forged or not authentic;

12.1.5	Entry on the Bonds Register: the Trustee shall not be liable to the Issuer or any Bondholder by reason of having accepted as valid or not having rejected any entry on the Bonds Register later found to be forged or not authentic and shall assume for all purposes in relation hereto that any entry on the Bonds Register is correct;

12.1.6	Forged Bonds: the Trustee shall not be liable to the Issuer or any Bondholder by reason of having accepted as valid or not having rejected any Bond or assignment deed or notification thereof as such and subsequently found to be forged or not authentic; and

12.1.7	Trustee not responsible for investigations: the Trustee shall not be responsible for, or for investigating any matter which is the subject of, any recital, statement, representation, warranty or covenant of any person contained in this Trust Deed, the Paying, Transfer and Conversion Agency Agreement, the Bonds, or any other agreement or document relating to the transactions herein or therein contemplated or for the execution, legality, effectiveness, adequacy, genuineness, validity, enforceability or admissibility in evidence thereof and shall assume the accuracy and correctness thereof nor shall the Trustee, by execution of this Trust Deed, be deemed to make any representation as to the validity, sufficiency or enforceability of either the whole or any part of this Trust Deed.

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12.2	Trustee’s powers and duties

12.2.1	Trustee’s determination: The Trustee may determine whether or not a default in the performance by the Issuer of any obligation under the provisions of or contained in this Trust Deed or the Bonds is capable of remedy and/or materially prejudicial to the interests of the Bondholders. If the Trustee shall certify that any such default is, in its opinion, not capable of remedy and/or materially prejudicial to the interests of the Bondholders, such certificate shall be conclusive and binding upon the Issuer and/or, as the case may be, the Bondholders;

12.2.2	Determination of questions: the Trustee as between itself and the Bondholders shall have full power to determine all questions and doubts arising in relation to any of the provisions of this Trust Deed and the Bonds and every such determination, whether made upon a question actually raised or implied in the acts or proceedings of the Trustee, shall be conclusive and shall bind the Trustee and the Bondholders;

12.2.3	Trustee’s discretion: the Trustee shall (save as expressly otherwise provided herein) as regards all the powers, authorities and discretions vested in it by this Trust Deed or by operation of law have absolute and uncontrolled discretion as to the exercise or non-exercise thereof and the Trustee shall not be responsible for any Liability that may result from the exercise or non-exercise thereof but, whenever the Trustee is under the provisions of this Trust Deed bound to act at the request or direction of the Bondholders, the Trustee shall nevertheless not be so bound unless first indemnified and/or provided with security to its satisfaction against all actions, proceedings, claims and demands to which it may render itself liable and all Liabilities which it may incur by so doing;

12.2.4	Trustee’s consent: any consent given by the Trustee for the purposes of this Trust Deed and the Bonds may be given on such terms and subject to such conditions (if any) as the Trustee may require and (notwithstanding any provision to the contrary) may be given retrospectively;

12.2.5	Conversion of currency: where it is necessary or desirable for any purpose in connection with this Trust Deed to convert any sum from one currency to another it shall (unless otherwise provided by this Trust Deed or required by law) be converted at such rate(s) of exchange, in accordance with such method and as at such date for the determination of such rate(s) of exchange as may be specified by the Trustee in its absolute discretion as relevant and any rate of exchange, method and date so specified shall be binding on the Issuer and the Bondholders;

12.2.6	Application of proceeds: the Trustee shall not be responsible for the receipt or application by the Issuer of the proceeds of the issue of the Bonds;

12.2.7	Events of Default: the Trustee shall inform the Bondholders upon its receipt of a notice in writing from the Issuer of the occurrence of an Event of Default or a breach of the covenants given by the Issuer, however, the Trustee shall not be bound to take any steps to ascertain whether any Event of Default has happened and, until it shall have actual knowledge or express notice to the contrary, the Trustee shall be entitled to assume that no Event of Default has happened and that the Issuer is observing and performing all the obligations on its part contained in this Trust Deed, the Bonds or any other agreement or document relating to the transactions herein or therein contemplated and no event has happened as a consequence of which any of the Bonds may become repayable;

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12.2.8	Initiate proceedings: the Trustee may settle or litigate any claims, debts or damages due by it or owing to it, it may take all action, initiate all proceedings and exercise all rights and powers as it may deem appropriate for the purposes of this Trust Deed;

12.2.9	External advice: the Trustee may, in the conduct of its obligations pursuant to this Trust Deed and the Bonds, appoint and pay reasonable fees to an external adviser, whether or not a lawyer or other professional person, to advise or provide legal or expert assistance, or concur in advising or providing such assistance, on any business and such appointment shall be notified to the Issuer and the Trustee shall not be responsible for any misconduct or omission on the part of any person appointed by it hereunder or be bound to supervise the proceedings or acts of, and shall not in any way or to any extent be responsible for any Liability incurred by reason of the misconduct, omission or default on the part of, any such person (except insofar as the same are incurred because of the wilful misconduct or gross negligence of the Trustee). The Trustee shall not appoint an external adviser who provides similar services to the Issuer;

12.2.10	Bondholders as a class: whenever in this Trust Deed or the Conditions the Trustee is required in connection with the exercise of its functions to have regard to the interests of the Bondholders, it shall have regard to the interests of the Bondholders as a class. The Trustee shall not have regard to any interests arising from circumstances particular to individual Bondholders (whatever their number) and, in particular but without limitation, shall not have regard to the consequences of the exercise of its powers, authorities or discretions for individual Bondholders resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory, and the Trustee shall not be entitled to require, nor shall any Bondholder be entitled to claim, from the Issuer or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Bondholders, except to the extent provided for in this Trust Deed or the Conditions;

12.2.11	Agents: the Trustee may, in conducting its rights and obligations under this Trust Deed instead of acting personally, employ and pay an agent on any terms, whether or not a lawyer or other professional person, to transact or conduct, or concur in transacting or conducting, any business and to do or concur in doing all acts required to be done by the Trustee (including the receipt and payment of money) and the Trustee shall not be responsible for any loss, liability, expense, demand, cost, claim or proceedings incurred by reason of the misconduct, omission or default on the part of any person appointed by it hereunder to the extent that the Trustee has selected the agent exercising due care and has exercised reasonable oversight over the agent’s actions;

12.2.12	Delegation: the Trustee may, in the execution and exercise of all or any of the powers, authorities and discretions vested in it by this Trust Deed, whenever it thinks fit, whether by power of attorney or otherwise, delegate to any person or persons reasonably deemed competent for the intended purpose all or any of the powers, authorities and discretions vested in it by this Trust Deed. Any such delegation may be made upon such terms and conditions and subject to such regulations (including power to sub-delegate with the consent of the Trustee) as the Trustee may think fit in the interests of the Bondholders and the Trustee shall

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not in any way or to any extent be responsible for any Liability incurred by reason of the misconduct, omission or default on the part of such delegate or sub-delegate to the extent that the Trustee has selected the delegate or sub-delegate exercising due care and has exercised reasonable oversight over its actions; and

12.2.13	Confidentiality: the Trustee shall, and shall ensure that each of its agents as referred to in Clause 12.2.11 above and its delegates and sub-delegates as referred to in Clause 12.2.12 above will and are bound by the same obligation to, respect and protect the confidentiality of all information acquired as a result of or pursuant to this Trust Deed, including (but not limited to) any notices pursuant to Clause 5.3 or Clause 9.6 and the Issuer's intention to give any such notice, and will not, without the Issuer's prior written consent, disclose any such information to a third party, unless it is required to do so by any applicable law or regulation or is specifically authorised to do so hereunder or by any separate agreement, especially where the provision of such information is the object or part of the service to be provided by the Trustee. Where any such information may constitute price-sensitive information, the Trustee shall, and shall ensure that each of its delegates and sub-delegates will and are bound by the same obligation to keep that information strictly confidential until that information has been made publicly available other than as a result of a breach by the Trustee or any of its delegates or sub-delegates of this Clause.

12.3	Financial matters

12.3.1	Annual Reports: The Trustee shall make available for public inspection, at its Amsterdam office and at the Principal Paying, Transfer and Conversion Agent’s specified office, copies of the Trustee’s balance sheet and its profit and loss account for its preceding financial year, and a written report of its activities during that financial year;

12.3.2	Expenditure by the Trustee: the Trustee may refrain from taking any action or exercising any right, power, authority or discretion vested in it under the Bonds, this Trust Deed or any other agreement relating to the transactions herein or therein contemplated or from taking any action to enforce the security until it has been indemnified and/or secured to its satisfaction against any and all Liabilities which might be brought, made or conferred against or suffered, incurred or sustained by it as a result (which may include payment on account). When determining whether an indemnity or any security or pre-funding is satisfactory to it, the Trustee shall be entitled (i) to evaluate its risk in any given circumstance by considering the worst-case scenario and (ii) to require that any indemnity or security or prefunding given to it by the Bondholders or any of them be given on a joint and several basis and be supported by evidence satisfactory to it as to the financial standing and creditworthiness of each counterparty and/or as to the value of the security and an opinion as to the capacity, power and authority of each counterparty and/or the validity and effectiveness of the security. Nothing contained in this Trust Deed or the Bonds shall require the Trustee to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties or the exercise of any right, power, authority or discretion hereunder if it has grounds for believing the repayment of such funds or adequate indemnity against, or security for, such risk or liability is not reasonably assured to it; and

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12.3.3	Deductions and withholdings: notwithstanding anything contained in this Trust Deed or the Bonds, to the extent required by applicable law, if the Trustee is required to make any deduction or withholding from any distribution or payment made by it under this Trust Deed or the Bonds (other than in connection with its remuneration as provided for herein) or if the Trustee is otherwise charged to, or may become liable to, tax as a consequence of performing its duties under this Trust Deed or the Bonds, then the Trustee shall be entitled to make such deduction or withholding or (as the case may be) to retain out of sums received by it an amount sufficient to discharge any liability to tax which relates to sums so received or distributed or to discharge any such other liability of the Trustee to tax from the funds held by the Trustee pursuant to this Trust Deed. For the avoidance of doubt, the Trustee shall have no obligation to gross up any payment hereunder or pay any additional amount as a result of such withholding tax.

12.4	Trustee Liability: Notwithstanding anything to the contrary in this Trust Deed or the Conditions, the Trustee shall not be liable to any person for any matter or thing done or omitted in any way in connection with or in relation to this Trust Deed or the Conditions save in relation to its own wilful misconduct or gross negligence.

13	Modification, Waiver and Proof of Default

13.1	Modification and Waiver: The Trustee may agree, without the consent of the Bondholders, to (i) any modification of any of the provisions of this Trust Deed, any trust deed supplemental to this Trust Deed, the Paying, Transfer and Conversion Agency Agreement, any agreement supplemental to the Paying, Transfer and Conversion Agency Agreement, the Bonds or the Conditions which in the Trustee’s opinion is of a formal, minor or technical nature or is made to correct a manifest error or to comply with mandatory provisions of law, and (ii) any other modification to this Trust Deed, any trust deed supplemental to this Trust Deed, the Paying, Transfer and Conversion Agency Agreement, any agreement supplemental to the Paying, Transfer and Conversion Agency Agreement, the Bonds or the Conditions (except for the matters set out in the proviso following paragraph 16.7 of Schedule 4), and any waiver or authorisation of any breach or proposed breach, of any of the provisions of this Trust Deed, any trust deed supplemental to this Trust Deed, the Paying, Transfer and Conversion Agency Agreement, any agreement supplemental to the Paying, Transfer and Conversion Agency Agreement, the Bonds or the Conditions which is, in the opinion of the Trustee, not materially prejudicial to the interests of the Bondholders. The Trustee may, without the consent of the Bondholders, determine that any Event of Default should not be treated as such, provided that in the opinion of the Trustee, the interests of Bondholders will not be materially prejudiced thereby. Any such modification, authorisation, waiver or determination shall be binding on the Bondholders and, if the Trustee so requires, shall be notified to the Bondholders promptly in accordance with Section 15.7 of the Conditions.

13.2	Proof of Default: If it is proved that as regards any specified Bond the Issuer has made default in paying any sum due to the relevant Bondholder, such proof will (unless the contrary be proved) be sufficient evidence that the same default has been made as regards all other Bonds which are then payable.

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14	Trustee not precluded from entering into Contracts

The Trustee and any other person, whether or not acting for itself may acquire, hold or dispose of, any Bond or any Shares or other securities (or any interest therein) of the Issuer or any other person with the same rights as it would have had if the Trustee were not trustee and may enter into or be interested in any contracts or transactions with the Issuer or any such person and may act on, or as depositary or agent for, any committee or body of holders of any securities of any such person in each case with the same rights as it would have had if the Trustee were not acting as trustee and need not account for any profit.

15	Appointment, Retirement and Removal of the Trustee:

15.1	Appointment: Subject as provided in Clause 15.2 below, the Issuer has the power of appointing a new trustee or trustees but no one may be so appointed unless previously approved by an Extraordinary Resolution. Any appointment of a new trustee will be notified by the Issuer to the Bondholders and the Principal Paying, Transfer and Conversion Agent as soon as practicable.

15.2	Retirement and Removal: Any Trustee may retire at any time on giving not less than three months’ notice in writing to the Issuer without giving any reason and without being responsible for any costs (which costs shall be borne by the Issuer) occasioned by such retirement and the Bondholders may by Extraordinary Resolution remove any Trustee. If a Trustee gives notice of retirement or an Extraordinary Resolution is passed for its removal under this Clause 15.2, the Issuer will use all reasonable endeavours to procure that another person be appointed as trustee but if it fails to do so before the expiry of such three month notice period, the Trustee shall have the power to appoint a new trustee.

15.3	Appointment, Resignation and Removal of Directors:

15.3.1	Pursuant to the Trustee’s articles of association, the Trustee’s board (bestuur) shall consist of one or more Trustee directors (bestuurders) to be appointed by the Trustee’s board. Trustee directors may only be trust companies in the Netherlands having a licence under the Dutch Act on Supervision of Trust Companies (Wet toezicht trustkantoren) as well as natural persons and/or legal entities engaged by such trust companies. Trustee directors may be suspended and dismissed by the Trustee’s board. The Bondholders may also dismiss a Trustee director by Extraordinary Resolution, provided that neither the Trustee nor the Trustee director so dismissed shall be responsible for any costs or expenses arising from any such dismissal.

15.3.2	The Trustee’s board shall elect out of its midst a chairman, in case the Trustee’s board would consist of more than one Trustee director.

15.3.3	In case of one or more vacancies in the Trustee’s board, the remaining Trustee directors unanimously (or the sole remaining Trustee director) shall fill such vacancy or vacancies by the appointment of one or more successors within three months after the creation of the vacancy or vacancies.

15.3.4	In case of any vacancies then the remaining Trustee directors or the sole remaining Trustee director shall nevertheless constitute a lawful Trustee’s board.

15.3.5	In case of any disagreement among the remaining Trustee directors about the appointment and also in case at any time all Trustee directors would be absent and

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finally in case the remaining Trustee directors should fail to fill the vacancy or vacancies within the period mentioned in Clause 15.3.3, those vacancies shall be filled by the Bondholders by Extraordinary Resolution.

15.3.6	Membership of the Trustee’s board shall terminate by:

(i)	death or dissolution of the Trustee director;

(ii)	loss of free disposal of the assets of the Trustee director;

(iii)	voluntary resignation (vrijwillig aftreden), provided that in case the resigning Trustee director was the sole Trustee director (for the avoidance of doubt, unless dismissal is automatic per the Trustee’s articles of association), the Issuer and the Trustee will use reasonable endeavours to ensure that such resignation will not become effective until a successor Trustee director has been appointed;

(iv)	dismissal by virtue of Section 2:298 of the Dutch Civil Code;

(v)	a dismissal resolution taken by the other Trustee directors and passed unanimously;

(vi)	cancellation of the licence of the Trustee director under the Dutch Act on Financial Supervision of Trust Companies;

(vii)	bankruptcy or suspension of payments of the Trustee director;

(viii)	a dismissal Extraordinary Resolution, provided that neither the Trustee nor the Trustee director so removed shall be responsible for any costs or expenses arising from any such removal; or

(ix)	in case a Trustee director previously engaged by a trust company as defined in Clause 15.3.1 is no longer engaged by such trust company.

15.4	Merger: A corporation or other legal entity into which the Trustee may be merged or converted, or any corporation or other legal entity with which the Trustee may be consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Trustee shall be a party, shall, on the date when the merger, conversion or consolidation becomes effective and to the extent permitted by any applicable laws and subject to any requirements set out in this Trust Deed become the successor trustee under this Trust Deed without the execution or filing of any paper or any further act on the part of the parties to this Trust Deed, unless otherwise required by the Issuer, and after the said effective date, all references in this Trust Deed to the Trustee shall be deemed to be references to such successor corporation or legal entity. Written notice of any such merger, conversion or consolidation shall immediately be given to the Issuer by the Trustee.

16	Currency Indemnity

16.1	Currency of Account and Payment: Euro (the “Contractual Currency”) is the sole currency of account and payment for all sums payable by the Issuer under or in connection with this Trust Deed and the Bonds, including damages.

16.2	Extent of Discharge: An amount received or recovered in a currency other than the Contractual Currency (whether as a result of, or of the enforcement of, a judgment or order of a court of any jurisdiction, in the insolvency, winding-up or dissolution of the Issuer or otherwise) by the Trustee or any Bondholder in respect of any sum expressed to be due to

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it from the Issuer will only discharge the Issuer to the extent of the Contractual Currency amount which the recipient is able to purchase with the amount so received or recovered in that other currency on the date of that receipt or recovery (or, if it is not practicable to make that purchase on that date, on the first date on which it is practicable to do so).

16.3	Indemnity: If that Contractual Currency amount is less than the Contractual Currency amount expressed to be due to the recipient under this Trust Deed or the Bonds, the Issuer will indemnify it against any loss sustained by it as a result. In any event, the Issuer will indemnify the recipient against the cost of making any such purchase.

16.4	Indemnity separate: The indemnities in this Clause 16 and in Clause 10.4 constitute separate and independent obligations from the other obligations in this Trust Deed, and will give rise to a separate and independent cause of action.

17	Communications

Any communication shall be by letter, facsimile transmission or electronic communication:

in the case of the Issuer, to it at:

Address:	Just Eat Takeaway.com N.V.

Oosterdoksstraat 80, 1011 DK Amsterdam, the Netherlands

Email:	brent.wissink@takeaway.com / jitse.groen@takeaway.com

Attention:	Brent Wissink / Jitse Groen

and in the case of the Trustee, to it at:

Address:	Stichting Trustee Just Eat Takeaway.com II

Hoogoorddreef 15, 1101 BA, Amsterdam

Fax no.:	+31 20 5222 500

Email:	NLSupervisory@iqeq.com

Attention:	The Directors

or to such other address, facsimile number, email address or attention details which shall have been notified in writing (in accordance with this Clause 17) to the other parties hereto.

Communications will take effect, in the case of a letter, when delivered, in the case of a fax, when the relevant delivery receipt is received by the sender, or in the case of an electronic communication when the relevant receipt of such communication being read is given, or where no read receipt is requested by the sender, at the time of sending, provided that no delivery failure notification is received by the sender within 24 hours of sending such communication; provided that any communication which is received (or deemed to take effect in accordance with the foregoing) outside business hours or on a non-business day in the place of receipt shall be deemed to take effect at the opening of business on the next following business day in such place. Any communication delivered to any party under this Trust Deed which is to be sent by fax or electronic communication will be written legal evidence.

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18	No rescission

Each party to this Trust Deed waives its rights under Sections 6:228 (Dwaling), 6:265 (Ontbinding) and, to the extent legally permissible, 6:230 (Wijziging op verzoek) of the Dutch Civil Code to rescind, annul or to dissolve this Trust Deed in whole or in part.

19	Governing Law and Jurisdiction

19.1	Governing Law: This Trust Deed and any non-contractual obligations arising out of or in connection with it, including, for the avoidance of doubt, Clause 19.2, shall be governed by and construed in accordance with the law of The Netherlands.

19.2	Jurisdiction: The courts of Amsterdam, the Netherlands, subject to the authority of the Trustee, if it considers this expedient, to agree to prorogation (prorogatie), shall have exclusive jurisdiction to settle any disputes which may arise out of or in connection with this Trust Deed or the Bonds (and any non-contractual obligations arising out of or in connection with them) and accordingly any legal action or proceedings arising out of or in connection with this Trust Deed or the Bonds (“Proceedings”) may be brought in such courts. The Issuer irrevocably submits to the jurisdiction of such courts and waives any objections to Proceedings in such courts on the ground of venue or on the ground that the Proceedings have been brought in an inconvenient forum. This submission is for the benefit of each of the Trustee and the Bondholders.

20	Counterparts

This Trust Deed and any trust deed supplemental hereto may be executed in any number of counterparts, and by each party on separate counterparts. Each counterpart is an original, but all counterparts shall together constitute one and the same instrument. Delivery of a counterpart of this Trust Deed or any trust deed supplemental hereto by email attachment or telecopy shall be an effective mode of delivery.

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SCHEDULE 1

Terms and Conditions of the Bonds

1	General

1.1	Description

Each Bond evidenced by this certificate is one of a duly authorised issue of debt securities of Just Eat Takeaway.com N.V., a limited liability company (naamloze vennootschap) incorporated under the laws of The Netherlands (the “Issuer”), designated as its €500,000,000 0.625 per cent. convertible bonds due 2028 (the “Bonds”, which expression shall include any Further Bonds issued pursuant to Section 15.6). The Bonds will mature on 9 February 2028 (the “Maturity Date”). The Bonds are issued in denominations of €100,000 each. The Bonds are constituted by a Trust Deed (the “Trust Deed”) dated 9 February 2021 between the Issuer and Stichting Trustee Just Eat Takeaway.com II (the “Trustee” which expression shall include all persons for the time being the trustee or trustees under the Trust Deed) as trustee for the holders of the Bonds. The Issuer has also entered into a paying, transfer and conversion agency agreement (the “Agency Agreement”) dated 9 February 2021 with ABN AMRO Bank N.V., as principal paying, transfer and conversion agent (the “Principal Paying, Transfer and Conversion Agent”), Bank of America Europe Designated Activity Company, as registrar in respect of the Bonds (the “Registrar”), the other paying and conversion agents named therein (the “Conversion Agents” and, together with the Principal Paying, Transfer and Conversion Agent and the Registrar, collectively, the “Agents”, which term shall include successors and assigns of any such Agent as the context requires) and the Trustee. The holders of the Bonds are entitled to the benefit of, are bound by, and are deemed to have notice of, all the provisions of the Trust Deed and are deemed to have notice of those applicable to them of the Agency Agreement. The Issuer has also entered into a calculation agency agreement dated 9 February 2021 (the “Calculation Agency Agreement”) with Conv-Ex Advisors Limited (the “Calculation Agent”, which expression shall include any successor as calculation agent under the Calculation Agency Agreement) whereby the Calculation Agent has been appointed to make certain calculations in relation to the Bonds. Copies of the Trust Deed, Agency Agreement and Calculation Agency Agreement are available for inspection by holders of the Bonds during usual office hours at the office of the Trustee at Hoogoorddreef 15, 1101 BA Amsterdam, the Netherlands, and at the specified offices of the Principal Paying, Transfer and Conversion Agent and the Registrar.

1.2	Definitions

Capitalised terms used herein are defined in Section 14. Capitalised terms used but not defined in these terms and conditions (these “Conditions”) shall have the meanings attributed to them in the Trust Deed unless the context requires otherwise or unless otherwise stated.

2	Status of the Bonds and Negative Pledge

2.1	Status

The Bonds constitute direct, unconditional, unsubordinated and (subject to Section 2.2) unsecured obligations of the Issuer and shall at all times rank pari passu and without preference among themselves and at least equally with all other unsecured and unsubordinated obligations of the Issuer, present and future (subject to any obligations preferred by mandatory provisions of law).

2.2	Negative Pledge

So long as any Bond remains outstanding (as defined in the Trust Deed), the Issuer will not, and will ensure that none of its Material Subsidiaries will, create or permit to subsist any mortgage, charge, lien, pledge or other security interest, upon the whole or any part of its present or future undertaking,

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assets or revenues (including any uncalled capital) to secure any Capital Markets Indebtedness or to secure any guarantee or indemnity in respect of any Capital Markets Indebtedness, without at the same time or prior thereto providing the Bonds with the same security as is created or subsisting to secure any such Capital Markets Indebtedness, guarantee or indemnity or such other security as either (i) the Trustee shall in its absolute discretion deem not materially less beneficial to the interests of the Bondholders or (ii) shall be approved by an Extraordinary Resolution of the Bondholders.

In this Section 2.2, “Capital Markets Indebtedness” means any present or future indebtedness (whether being principal, interest or other amounts) which is in the form of, or represented or evidenced by, bonds, notes, debentures, loan stock or other securities, whether issued for cash or in whole or in part for a consideration other than cash, which for the time being are, or are intended to be or capable of being, quoted, listed or dealt in or traded on any stock exchange or over-the-counter or other securities market.

3	Payments

3.1	Principal

Unless previously redeemed, converted, settled or purchased and cancelled as provided herein, the principal amount of each Bond will be payable on the Maturity Date. The amount due on the Maturity Date shall be 100 per cent. of its principal amount (the “Redemption Price”).

3.2	Interest

(a)	Generally

The Bonds bear interest from and including the Closing Date at a rate of 0.625 per cent. per annum, payable semi-annually in arrear in equal instalments on 9 February and 9 August in each year and on the Maturity Date (each an “Interest Payment Date”), commencing on 9 August 2021. The interest payable on each Interest Payment Date will be the interest accrued (a) in respect of the interest period commencing on the Closing Date, from and including the Closing Date to but excluding such Interest Payment Date; and (b) in respect of each subsequent interest period, from and including the most recent prior Interest Payment Date to which interest on the Bonds has been fully paid or duly provided for, to but excluding such Interest Payment Date (each, an “Interest Period”). The amount of interest payable in respect of a Bond for any period (a “Short Period”) which is shorter than an Interest Period shall be calculated on the basis of the number of days in such Short Period from (and including) the first day of such Short Period to (but excluding) the last day of such Short Period divided by the product of (x) the number of days from (and including) the first day of such Short Period to (but excluding) the Interest Payment Date falling after the first day of such Short Period and (y) the number of Interest Periods normally ending in any year.

(b)	Accrued Interest

In respect of any Bonds for which a Conversion Notice has been given, interest shall cease to accrue with effect from the Interest Payment Date immediately preceding the relevant Conversion Date (or, if none, the Closing Date) and, subject as provided below, no interest shall be paid on such Bonds in respect of any period commencing on or after such Interest Payment Date (or, as the case may be, the Closing Date) to which interest on the Bonds has been fully paid or duly provided for.

In respect of Bonds for which the Issuer has given a Redemption Notice and subsequently Conversion Rights have been exercised, interest shall accrue at the rate provided in Section 3.2(a) above to but excluding the Conversion Date if the Redemption Notice is given on or after the 15th Business Day prior to a Dividend Determination Date in respect of any Cash or

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Stock Dividend on the Shares, and the redemption date specified in such notice falls on or prior to 14 Business Days after the first Interest Payment Date following such Dividend Determination Date. The Issuer shall pay any such interest by not later than 14 days after the relevant Conversion Date by transfer to a euro account with a bank in a city in which banks have access to the TARGET System in accordance with instructions given by the relevant Bondholder in the relevant Conversion Notice. However, no such interest shall be paid if the relevant Cash or Stock Dividend on the Shares has resulted in an adjustment to the Conversion Price and which is applicable to the relevant exercise of Conversion Rights.

Where a Bond is redeemed pursuant to Section 4.1, 4.2 or 4.3, interest on such Bond will accrue up to, but excluding, the due date for redemption thereof unless payment of principal is improperly withheld or refused, in which event interest will continue to accrue at the rate specified in Section 3.2(a) (both before and after judgment) up to, but excluding, the Relevant Date.

(c)	Repayment of Certain Amounts

If any Bondholder shall have received any interest payment to which it was not entitled by virtue of Section 3.2(d) below, such Bondholder shall promptly repay the amount of such interest payment to the Issuer by wire transfer in immediately available funds or in such other manner notified by the Issuer to such Bondholder.

(d)	Record Date

The interest payable on any Interest Payment Date will be paid to the Person in whose name the Bonds are registered at 5:00 p.m. (local time in the place of payment) on the Record Date. In these Conditions, “Record Date” means the date falling five Business Days before the due date for any payment.

3.3	Due Date not a Business Day

Notwithstanding any other provision of the Bonds or the Agency Agreement, if the date on which any principal, interest or other payment obligation is due falls on a day that is not a Business Day, the Issuer shall have until (and including) the next succeeding Business Day to satisfy its payment obligation, and any such payment shall be given the same force and effect as if made on the date on which such principal, interest or other payment obligation was due. Bondholders shall not be entitled to any further interest or other payments for such delay.

3.4	Overdue Payment Obligations

Any overdue principal of or interest on the Bonds, or any other overdue amount on any payment obligation hereunder, will bear interest payable on demand at a rate per annum equal to EURIBOR but not less than zero, from and including the date of default to but excluding the date when paid.

3.5	Payment Procedures

The Issuer will, unless otherwise specified in these Conditions, discharge its payment obligations hereunder by paying to the Principal Paying, Transfer and Conversion Agent under the Agency Agreement, and causing the Principal Paying, Transfer and Conversion Agent to tender to each Bondholder, on or before the due date thereof for value as of such due date an amount of euros in immediately available funds that is sufficient to satisfy such payment obligation. All amounts payable to any Bondholder hereunder, or to the Principal Paying, Transfer and Conversion Agent under the Agency Agreement will, unless otherwise specified in these Conditions, be paid to such account as appears on the Bonds Register at 5:00 p.m. (local time in the place of payment) on the Record Date or as the Principal Paying, Transfer and Conversion Agent shall notify to the Issuer, as the case may be, in accordance with the terms of the Agency Agreement. Bonds in certificated form shall be

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presented and surrendered for payment on maturity at the office of the Principal Paying, Transfer and Conversion Agent or such other establishment as notified to the Bondholders from time to time in accordance with Section 15.7.

4	Redemption

4.1	Redemption at the Option of the Issuer

On giving not less than 30 nor more than 60 days’ notice (an “Optional Redemption Notice”) to the Principal Paying, Transfer and Conversion Agent, the Trustee and to the Bondholders in accordance with Section 15.7, the Issuer may elect to redeem all but not some only of the Bonds on the date (the “Optional Redemption Date”) specified in the Optional Redemption Notice at the Redemption Price, together with accrued but unpaid interest up to (but excluding) the Optional Redemption Date:

(a)	at any time on or after the First Call Date and up to but excluding the Second Call Date, if the Parity Value on each of at least 20 Trading Days in any period of 30 consecutive Trading Days ending not more than seven Trading Days prior to the giving of the relevant Optional Redemption Notice, shall have equalled or exceeded €150,000, as verified by the Calculation Agent;

(b)	at any time on or after the Second Call Date, if the Parity Value on each of at least 20 Trading Days in any period of 30 consecutive Trading Days ending not more than seven Trading Days prior to the giving of the relevant Optional Redemption Notice, shall have equalled or exceeded €130,000, as verified by the Calculation Agent; or

(c)	at any time if, prior to the date the relevant Optional Redemption Notice is given, Conversion Rights shall have been exercised and/or purchases (and corresponding cancellations) and/or redemptions effected in respect of 85 per cent. or more in principal amount of the Bonds originally issued (which shall for this purpose include any Further Bonds).

“First Call Date” means 24 February 2025.

“Second Call Date” means 24 February 2026.

On the Optional Redemption Date, the Issuer shall redeem the Bonds at their Redemption Price together with accrued but unpaid interest up to (but excluding) the Optional Redemption Date.

4.2	Redemption for Taxation Reasons

At any time the Issuer may, having given not less than 30 nor more than 60 days’ notice (a “Tax Redemption Notice”) to the Principal Paying, Transfer and Conversion Agent, the Trustee and the Bondholders in accordance with Section 15.7, redeem (subject to the second following paragraph) all but not some only of the Bonds outstanding on the date (the “Tax Redemption Date”) specified in the Tax Redemption Notice at the Redemption Price plus accrued but unpaid interest up to (but excluding) the Tax Redemption Date, if (a) the Issuer satisfies the Trustee immediately prior to the giving of such notice that the Issuer has or will become obliged to pay additional amounts in respect of payments of interest on the Bonds pursuant to Section 6 as a result of any change in, or amendment to, the laws or regulations of any Taxing Jurisdiction or any political subdivision or any authority thereof or therein having power to tax, or any change in the general application or official interpretation of such laws or regulations, which change or amendment becomes effective on or after 2 February 2021, and (b) such obligation cannot be avoided by the Issuer taking reasonable measures available to it, provided that no such Tax Redemption Notice shall be given earlier than 90 days prior to the earliest date on which the Issuer would be obliged to pay such additional amounts were a payment in respect of the Bonds then due. Prior to the publication of any Tax Redemption Notice, the Issuer shall deliver to the Trustee (1) a certificate signed by a member of the management board (lid

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van de raad van bestuur) of the Issuer stating that the Issuer is entitled to effect such redemption and setting forth a statement of facts showing that the conditions precedent to the right of the Issuer so to redeem have occurred, and (2) an opinion of independent legal or tax advisers of recognised standing to the effect that such change or amendment has occurred and that the Issuer has or will become obliged to pay such additional amounts as a result thereof (irrespective of whether such amendment or change is then effective).

On the Tax Redemption Date the Issuer shall (subject to the next following paragraph) redeem the Bonds at the Redemption Price, together with accrued but unpaid interest up to (but excluding) such date.

If the Issuer gives a Tax Redemption Notice, each Bondholder will have the right to elect that its Bonds shall not be redeemed pursuant to such notice and that the provisions of Section 6 shall not apply in respect of any payment of interest to be made on such Bonds which falls due after the relevant Tax Redemption Date, whereupon no additional amounts shall be payable in respect thereof pursuant to Section 6 and payment of all amounts of such interest on such Bonds shall be made subject to the deduction or withholding of any taxation in the relevant Taxing Jurisdiction required to be withheld or deducted. To exercise such right, the holder of the relevant Bond must complete, sign and deposit at the specified office of the Principal Paying, Transfer and Conversion Agent or any Conversion Agent, a duly completed and signed notice of election, in the form for the time being current, obtainable from the specified office of the Principal Paying, Transfer and Conversion Agent or any Conversion Agent together with the relevant Bonds if in certificated form on or before the day falling 10 days prior to the Tax Redemption Date.

4.3	Redemption at the Option of Bondholders upon a Change of Control

Following the occurrence of a Change of Control, the holder of each Bond will have the right to require the Issuer to redeem that Bond on the Change of Control Put Date at its Redemption Price, plus accrued but unpaid interest up to (but excluding) the Change of Control Put Date. To exercise such right, the holder of the relevant Bond must deliver such Bond if in certificated form to the specified office of the Principal Paying, Transfer and Conversion Agent or any Conversion Agent, together with a duly completed and signed notice of exercise in the form for the time being current obtainable from the specified office of the Principal Paying, Transfer and Conversion Agent or any Conversion Agent (a “Change of Control Put Exercise Notice”), at any time during the Change of Control Period. The “Change of Control Put Date” shall be the fourteenth calendar day after the expiry of the Change of Control Period.

Payment in respect of any such Bond shall be made by transfer to a euro account with a bank in a city in which banks have access to the TARGET System as specified by the relevant Bondholder in the relevant Change of Control Put Exercise Notice.

A Change of Control Put Exercise Notice, once delivered, shall be irrevocable and the Issuer shall redeem all Bonds the subject of Change of Control Put Exercise Notices delivered as aforesaid on the Change of Control Put Date.

Within 14 calendar days following the occurrence of a Change of Control, the Issuer shall give notice thereof to the Principal Paying, Transfer and Conversion Agent, the Trustee and the Bondholders in accordance with Section 15.7 (a “Change of Control Notice”). The Change of Control Notice shall contain a statement informing Bondholders of their entitlement to exercise their Conversion Rights as provided in these Conditions and their entitlement to exercise their rights to require redemption of their Bonds pursuant to this Section 4.3.

The Change of Control Notice shall also specify:

(a)	all information material to Bondholders concerning the Change of Control;

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(b)	the Conversion Price immediately prior to the occurrence of the Change of Control and the Change of Control Conversion Price applicable pursuant to Section 5.4(c) during the Change of Control Period on the basis of the Conversion Price in effect immediately prior to the occurrence of the Change of Control;

(c)	the Closing Price of the Shares as at the latest practicable date prior to the publication of the Change of Control Notice;

(d)	the Change of Control Period;

(e)	the Change of Control Put Date; and

(f)	such other information relating to the Change of Control as the Trustee may reasonably require.

The Trustee shall not be required to monitor or take any steps to ascertain whether a Change of Control or any event which could lead to a Change of Control has occurred or may occur and will not be responsible or liable to Bondholders or any other person for any loss arising from any failure by it to do so.

4.4	Redemption Notices

The Issuer shall not give an Optional Redemption Notice or Tax Redemption Notice at any time during a Change of Control Period or an Offer Period or which specifies a date for redemption falling in a Change of Control Period or an Offer Period or the period of 21 days following the end of a Change of Control Period or Offer Period (whether or not the relevant notice was given prior to or during such Change of Control Period or Offer Period), and any such notice shall be invalid and of no effect (whether or not given prior to the relevant Change of Control Period or Offer Period) and the relevant redemption shall not be made.

Any Redemption Notice shall be irrevocable. Any such notice shall specify (i) the Optional Redemption Date or, as the case may be, the Tax Redemption Date which shall be a Business Day, (ii) the Conversion Price, the aggregate principal amount of the Bonds outstanding and the Closing Price of the Shares, in each case as at the latest practicable date prior to the publication of the Redemption Notice and (iii) the last day on which Conversion Rights may be exercised by Bondholders.

“Offer Period” means any period commencing on the date of first public announcement of an offer or tender (howsoever described) by any person or persons in respect of all or a majority of the issued and outstanding Shares and ending on the date that offer or tender ceases to be open for acceptance or, if earlier, on which that offer or tender lapses or terminates or is withdrawn.

5	Conversion Rights

5.1	Conversion Rights and Conversion Price

(a)	Conversion Rights

Subject as provided in these Conditions, each Bond shall entitle the Bondholder to require the Issuer to, provided that the relevant Conversion Date falls during the Conversion Period, convert each Bond into the relevant number of Shares as provided in Section 5.3 (“Conversion Rights”), as determined by the Calculation Agent by reference to the conversion price (the “Conversion Price”) in effect on the relevant Conversion Date.

Subject to and as provided in these Conditions, Conversion Rights may only be exercised from (and including) the Closing Date until (and including) the earlier of (a) the seventh Business

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Day preceding the Maturity Date or (b) if the Bonds have been called for redemption prior to the Maturity Date, the seventh Business Day preceding the relevant redemption date.

The period during which Conversion Rights may (subject as provided herein) be exercised by a Bondholder is referred to as the “Conversion Period”.

(b)	Conversion Price

The initial Conversion Price is €144.9250 per Share. The Conversion Price is subject to adjustment in the circumstances described in Section 5.4.

5.2	Procedures for Exercising Conversion Rights

(a)	Delivery of Conversion Notice on exercise of Conversion Rights

Subject to the terms and conditions of this Section 5.2, each Bondholder may exercise its Conversion Rights by giving at its own expense to the Conversion Agent a conversion notice (and, if required under Section 5.2(c) below, the relevant Bond certificate) substantially in the form set forth in the Agency Agreement (a “Conversion Notice”). The Business Day following the day on which such Conversion Notice shall have been received (or, if such day is not a Business Day, the following Business Day) by the Conversion Agent shall be the “Conversion Date” and shall be deemed to be the date on which Conversion Rights have been exercised. Copies of the Conversion Notice can be obtained during normal business hours at the registered office of the Conversion Agent. Shares to be delivered following an exercise of Conversion Rights will be delivered as provided in Section 5.3(c). Once delivered to the Conversion Agent, a Conversion Notice will be irrevocable unless an Event of Default shall have occurred and is continuing on the Delivery Date, in which case the relevant Bondholders shall be entitled to revoke the relevant Conversion Notice by giving notice to the Conversion Agent.

(b)	Write-down of Global Bond Certificate

If the Bondholder is a Central Securities Depository (as defined below) and the certificate evidencing the Bonds being converted is the Global Bond Certificate, the Bondholder must certify to the Conversion Agent that the principal amount of such global certificate will be written down upon the conversion to reflect such conversion as provided in the Agency Agreement.

(c)	Surrender of Bond Certificates

Any other Bondholder must surrender any certificate evidencing the Bonds being converted to the Conversion Agent on or before the Conversion Date.

5.3	Delivery of Shares

(a)	Delivery of Shares

Where Conversion Rights shall have been exercised by a Bondholder, the Issuer shall deliver to the relevant Bondholder such number of Shares equal to the Reference Shares in respect of such exercise, thereby satisfying by way of set off the obligation to pay up the issue price of the Shares (which issue price shall be equal to the principal amount of the Bonds to be converted).

(b)	Fractions

Fractions of Shares will not be issued or transferred and delivered and no cash payment or other adjustment will be made in lieu thereof.

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If a Conversion Right in respect of more than one Bond is exercised at any one time such that Shares to be issued or transferred and delivered in respect of such exercise are to be delivered to the same person, the number of Shares to be issued or transferred and delivered in respect thereof shall be calculated by the Calculation Agent on the basis of the aggregate principal amount of such Bonds, and rounded down to the nearest whole number of Shares in accordance with, and subject to, the definition of Reference Shares.

(c)	Procedures for Delivery of Shares

Following the exercise of Conversion Rights by a Bondholder, the Issuer shall deliver, or procure the delivery, to the relevant Bondholder the Reference Shares (if any) on the relevant Delivery Date by crediting the account with the financial institution specified by the Bondholder in the relevant Conversion Notice with the Reference Shares, for so long as Euronext Amsterdam is the Relevant Exchange. If Euronext Amsterdam is not the Relevant Exchange, then delivery of the Reference Shares following the exercise of Conversion Rights shall be made in such manner and through such clearing system or depositary or other arrangement or facility as may be customary at the relevant time for delivery and settlement of transactions in the Shares on the Relevant Exchange at such time, as may be notified by the Issuer to the Bondholders.

All Shares delivered to Bondholders on exercise of Conversion Rights will be fully paid and non-assessable on the relevant Delivery Date. In these Conditions, “non-assessable” (which term has no equivalent in Dutch) means that neither the Issuer nor any other Person has any right to require the holder of a Share to pay to the Issuer or any other Person any additional or further amount solely as a result of its holding of such Share.

“Delivery Date” means, in respect of any exercise of Conversion Rights, the date on which the relevant Reference Shares are issued or transferred and delivered to the relevant Bondholder, which shall be no later than the date falling five Trading Days following the relevant Conversion Date (or, in the case of Additional Shares, no later than the date falling five Trading Days following the relevant Reference Date).

(d)	Settlement Disruption Event

If a Settlement Disruption Event occurs between the Conversion Date and the Delivery Date, and delivery of any Shares cannot be effected on the Delivery Date, then solely for purposes of this Section 5.3 the Delivery Date will be postponed until the first succeeding calendar day on which delivery of the Shares can take place through a national or international settlement system or in any other commercially reasonable manner.

(e)	No Payment or Adjustment for Accrued Dividends

Shares made available to Bondholders on exercise of their Conversion Rights will rank pari passu in all respects with the fully paid Shares in issue on the relevant Delivery Date, except that Bondholders will not be entitled to receive any dividend or other distribution declared payable to holders of Shares by reference to a record date falling prior to the Delivery Date. No interest or other amount or adjustment will be paid or made in respect of any such dividend or dividends.

(f)	Ranking

Where a Bondholder shall have exercised its Conversion Rights, the relevant Bondholder shall be entitled to all dividends, distributions and other entitlements determined by reference to a record date on or after the relevant Delivery Date.

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5.4	Adjustment of Conversion Price

(a)	Non-Merger Events

The Conversion Price will be adjusted by (unless otherwise specified) the Calculation Agent as follows under the following circumstances (each, an “Adjustment Event”):

(i)	Stock Split or Consolidation

If there shall have occurred a subdivision or consolidation of the Shares (except for a Merger Event) into a greater or lesser number of Shares, the Conversion Price will be adjusted as of the date on which such event occurred by multiplying the Conversion Price then in effect by Formula 1 in Section 5.4(b) below.

(ii)	Granting of Rights or Warrants for Shares

If the Issuer grants or causes to be granted a right, warrant or other security to existing holders of Shares as a class giving them the right to purchase or subscribe for additional Shares, (for the avoidance of doubt, other than constituting a Cash or Stock Dividend), the Conversion Price will be adjusted as of the Ex-Date of such grant (or, if later, as of the first date on which the adjusted Conversion Price is capable of being determined in accordance with these Conditions) by multiplying the Conversion Price then in effect by Formula 2 in Section 5.4(b) below.

(iii)	Sale of Shares at a Substantial Discount

If the Issuer issues Shares for no consideration or sells Shares for cash, or causes Shares to be sold for cash, for a price that is less than 95 per cent. of the Current Market Price for the Shares on the date of first public announcement of the terms of such sale (other than in the circumstances the subject of Section 5.4(a)(ii) or 5.4(a)(iv)), the Conversion Price will be adjusted as of the date of issuance of the Shares by multiplying the Conversion Price then in effect by Formula 3 in Section 5.4(b) below.

(iv)	Free Distributions of Shares

If the Issuer makes or causes to be made a free distribution of Shares by way of capitalisation of profits or reserves to existing holders of Shares as a class (other than constituting a Cash or Stock Dividend), the Conversion Price will be adjusted as of the Ex-Date of such distribution by multiplying the Conversion Price then in effect by Formula 1 in Section 5.4(b) below.

(v)	Free Distribution of an Equity-Linked Security

If the Issuer makes or causes to be made a free distribution or dividend of securities that are convertible, exchangeable or otherwise exercisable into the Shares to existing holders of Shares as a class (other than in the circumstances the subject of Section 5.4(a)(ii)), the Conversion Price will be adjusted as of the Ex-Date of such free distribution or dividend (or, if later, as of the first date on which the adjusted Conversion Price is capable of being determined in accordance with these Conditions) by multiplying the Conversion Price then in effect by Formula 2 in Section 5.4(b) below.

(vi)	Granting of Rights or Warrants for an Equity-Linked Security

If the Issuer grants or causes to be granted a right, warrant or other security to existing holders of Shares as a class giving them the right to purchase or subscribe for securities that are convertible, exchangeable or otherwise exercisable into the Shares, (other than in the circumstances the subject of Section 5.4(a)(v)) the Conversion Price will be

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adjusted as of the Ex-Date of such grant (or, if later, as of the first date on which the adjusted Conversion Price is capable of being determined in accordance with these Conditions) by multiplying the Conversion Price then in effect by Formula 2 in Section 5.4(b) below.

(vii)	Issuance of Equity-Linked Securities at a Substantial Discount

If the Issuer issues for no consideration or issues and sells for cash, or causes to be issued and sold for cash, securities that are convertible, exchangeable or otherwise exercisable into, or grants rights or options to purchase or subscribe, Shares (other than in the circumstances the subject of Section 5.4(a)(v) or Section 5.4(a)(vi)) and the price per equity-linked security (determined on a per Share basis by reference to the initial conversion or exchange price or ratio) together with any other consideration received or receivable by the Issuer in respect of such equity-linked security (determined on a per Share basis as aforesaid) is less than 95 per cent. of the Current Market Price for the Shares on the date of first public announcement of the terms of such newly issued equity-linked securities, the Conversion Price will be adjusted as of the date of issuance of such equity-linked security by multiplying the Conversion Price then in effect by Formula 3 in Section 5.4(b) below.

(viii)	Granting of Rights or Warrants for other Property

If the Issuer grants a right, warrant or other security giving the right to purchase at less than Fair Market Value (determined as at the Ex-Date of such grant), any other property (not covered by another Section of this Section 5.4(a)) to existing holders of Shares, the Conversion Price will be adjusted as of the Ex-Date of such grant (or, if later, as of the first date on which the adjusted Conversion Price is capable of being determined in accordance with these Conditions) by multiplying the Conversion Price then in effect by Formula 2 in Section 5.4(b) below.

(ix)	Cash or Stock Dividend

If a Cash or Stock Dividend is paid or made on the Shares, where the Ex-Date in respect of such Cash or Stock Dividend falls on or after the Closing Date, then the Conversion Price will be adjusted as of the Ex-Date of such Cash or Stock Dividend (or, if later, as of the first date on which the adjusted Conversion Price is capable of being determined in accordance with these Conditions), by multiplying the Conversion Price then in effect by Formula 5 in Section 5.4(b) below.

(x)	Spin-off or Subdivision of Shares into Classes

If the Issuer distributes, or causes to be distributed, to existing holders of Shares (a “Spin-off Event”) equity securities of any entity other than the Issuer (the “Spin-off Securities”), or subdivides (a “Reclassification”) the Shares into two or more separately quoted classes of equity securities (such new classes of equity securities, the “Reclassified Securities”), then one of the following adjustments will be made (as appropriate and subject as provided therein), as selected by the Issuer (in consultation with an Independent Financial Adviser) from among the options applicable to such event, effective as of the Ex-Date of any Spin-off Event or as of the effective date of any Reclassification (or, if later, as of the first date on which the adjusted Conversion Price or other applicable adjustment pursuant to this Section 5.4(a)(x) is capable of being determined in accordance with these Conditions):

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(1)	in the case of a Spin-off Event or a Reclassification where the Spin-off Securities or Reclassified Securities, as the case may be, are publicly traded on a Recognised Exchange, the Shares shall thereafter comprise the securities comprising either the Shares immediately prior to such adjustment together with the Spin-off Securities (in the case of a Spin-off Event) or the Reclassified Securities (in the case of a Reclassification), in either case in the same amount as the Bondholder would have been entitled to receive had he converted the Bonds into Shares immediately prior to the record date of such Spin-off Event or the effective date of such Reclassification;

(2)	in the case of a Spin-off Event, the Conversion Price will be adjusted by multiplying the Conversion Price then in effect by the fraction expressed by Formula 2 in Section 5.4(b) below;

(3)	in the case of a Spin-off Event, where the Spin-off Securities are publicly traded on a Recognised Exchange, within five Trading Days after the Ex-Date of the Spin-off Event, the Issuer will deliver the Spin-off Securities to each Bondholder in the same amount as the Bondholder would have been entitled to receive had he converted the Bonds into Shares immediately prior to the record date of such Spin-off Event or the effective date of such Reclassification; or

(4)	in the case of a Spin-off Event, where the Spin-off Securities are publicly traded on a Recognised Exchange, within five Trading Days after the Ex-Date of the Spin-off Event, the Issuer will pay to each Bondholder an amount in cash in euros (rounded to the nearest €0.01, with €0.005 rounded upwards) equal to the number of such Spin-off Securities as such Bondholder would have been entitled to receive had he converted the Bonds into Shares immediately prior to the record date of such Spin-off Event multiplied by the Fair Market Value of the Spin-off Securities on a per Share basis.

If the Issuer selects option (1):

(y)	in the case of a Spin-off Event, each Bond will thereafter be convertible into the Shares and the relevant Spin-off Securities (in the amount determined as provided in option (1) subject to adjustment mutatis mutandis as provided in these Conditions and for such purposes the initial Conversion Price in respect of such Spin-off Securities upon the relevant Spin-off Event shall be calculated by dividing the principal amount of each Bond by the number of Spin-off Securities the holder of such Bond would have been entitled to receive had he converted the Bonds into Shares immediately prior to the record date of such Spin-off Event).

No adjustment shall be made to the Conversion Price in respect of the Shares as a result of such Spin-off Event.

(z)	in the case of a Reclassification, the Bonds will thereafter be convertible into each class of the Reclassified Securities (in each case in the amount determined as provided in option (1) subject to adjustment mutatis mutandis as provided in these Conditions) and for such purposes the initial Conversion Price in respect of each class of Reclassified Securities upon the Reclassification shall be calculated by

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dividing the principal amount of each Bond by the number of such Reclassified Securities as the holder of such Bond would have been entitled to receive had he converted the Bonds into Shares immediately prior to the effective date of such Reclassification. If the Issuer shall select option (3) or (4) the Bonds will continue to be convertible into Shares as provided in these Conditions and no adjustment shall be made to the Conversion Price as a result of the relevant Spin-off Event.

(xi)	Share Buybacks by means of a Tender or Exchange Offer above Market

If the Issuer or any of its Subsidiaries commences a tender or exchange offer for the Shares and the Fair Market Value of the cash and other consideration offered per Share (determined as at the Expiration Time) exceeds the value of “P” in Formula 4 in Section 5.4(b) below, the Conversion Price will be adjusted as of the Trading Day immediately following the Expiration Time (as defined below) (or, if later, as of the first date on which the adjusted Conversion Price is capable of being determined in accordance with these Conditions) by multiplying the Conversion Price then in effect by the fraction expressed by Formula 4 in Section 5.4(b) below. For the avoidance of doubt, this clause does not apply to on-market buybacks by the Issuer other than by means of a tender or exchange offer (such as on-market buybacks that are part of a buyback programme).

(b)	Adjustment Formulae

The formulae to be applied in Section 5.4(a) above to adjust the Conversion Price are as follows:

Formula 1 (Sections 5.4(a)(i) and 5.4(a)(iv) above):

X

Y

where:

X	=	the number of Shares outstanding immediately prior to the occurrence of such event.

Y	=	the number of Shares outstanding immediately after the occurrence of such event.

Formula 2 (Sections 5.4(a)(ii), 5.4(a)(v), 5.4(a)(vi), 5.4(a)(viii) and 5.4(a)(x)(2) above):

P - d

P

where:

P	=	the Current Market Price on the first day on which the Shares are traded on the Relevant Exchange ex the relevant distribution, dividend, rights, warrants or other securities or other property.

d	=	the Fair Market Value per Share of the distribution, dividend, rights, warrants or securities or other property the subject of the relevant grant, as the case may be, such Fair Market Value as aforesaid being determined as at the first day on which the Shares are traded on the Relevant Exchange ex such distribution, dividend, rights, warrants or other securities or other property.

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Formula 3 (Sections 5.4(a)(iii) and 5.4(a)(vii) above):

X + (Z x c/P)

X + Z

where:

X	=	the number of Shares outstanding immediately prior to the date of first public announcement of the terms of the relevant issue or sale.

P	=	the Current Market Price on the date of first public announcement of the terms of the relevant issue or sale.

Z	=	the number of (i) Shares to be sold or (ii) Shares into which such other securities to be sold or issued are convertible, exchangeable or otherwise exercisable.

c	=	the Fair Market Value (determined as of the date of such first public announcement) of (i) the sale price per security of the Shares to be sold or (ii) the sale price of the securities to be sold or issued that are convertible, exchangeable or otherwise exercisable into the Shares, together with the Fair Market Value (determined as of the date of such first public announcement) of any other consideration received or receivable in respect of such securities, in each case determined on a per Share basis by reference to the initial issue, sale, conversion or exchange price or ratio, as the case may be (and in any such case if the relevant Shares or securities are issued for no consideration, the sale price shall be zero).

Formula 4 (Section 5.4(a)(xi) above):

     N1 x P

A + (N2 x P)

where:

N1	=	the number of Shares outstanding at the latest time (the “Expiration Time”) tenders or exchanges may be made pursuant to such tender or exchange offer (as it shall have been amended), inclusive of all Shares validly tendered or exchanged and not withdrawn as of the Expiration Time (the “Purchased Shares”).

N2	=	the number of Shares outstanding at the Expiration Time, exclusive of any Purchased Shares.

P	=	the Current Market Price of the Shares on the date of first public announcement of the terms of the tender or exchange offer.

A	=	the Fair Market Value (determined as at the Expiration Time) of the aggregate consideration payable to holders of Shares based on the acceptance (up to any maximum specified in the terms of the tender or exchange offer) of the Purchased Shares.

Formula 5 (Section 5.4(a)(ix) above):

P – d

P

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P	=	the Current Market Price of the Shares on the Ex-Date in respect of the relevant Cash or Stock Dividend.

d	=	the Fair Market Value of the relevant Cash or Stock Dividend per Share as at the Ex-Date of such Cash or Stock Dividend.

(c)	Change of Control

If a Change of Control occurs, the Conversion Price (the “Change of Control Conversion Price”) in respect of any Bonds in respect of which Conversion Rights are exercised and the Conversion Date falls during the Change of Control Period, will be determined as set out below:

COCCP = OCP/(1+ (CP x c/t))

where:

COCCP	=	means the Change of Control Conversion Price

OCP	=	means the Conversion Price in effect on the relevant Conversion Date

CP	=	means 55 per cent.

c	=	means the number of days from and including the date the Change of Control occurs to but excluding the Maturity Date

t	=	means the number of days from and including the Closing Date to but excluding the Maturity Date

(d)	Merger Events

If, in respect of a Merger Event, the consideration for the Shares consists (or, at the option of the holder of the Shares, may consist) of New Securities, Other Consideration or Combined Consideration, then on or after the Merger Date each Bond shall be convertible into the number of New Securities, the amount of Other Consideration or the amount of Combined Consideration, as the case may be, to which a holder of the number of Shares which would have been required to be delivered had such Bond been converted immediately prior to the Merger Event would be entitled upon consummation of the Merger Event. Where pursuant to the foregoing the Bonds will be convertible into property including or comprising New Securities, the initial Conversion Price in respect of such New Securities shall be calculated by dividing the principal amount of each Bond by the number of such New Securities (determined as provided above), all as determined by an Independent Financial Adviser.

(e)	Other Adjustments

No adjustment to the Conversion Price will be required other than those specified above. However, if the Issuer (following consultation with the Calculation Agent) determines in good faith that an adjustment should be made to the Conversion Price (or that a determination should be made as to whether an adjustment should be made) as a result of one or more events or circumstances not referred to above in this Section 5.4 (even if the relevant events or circumstances are specifically excluded from the operation of any or all of Sections 5.4(a) and 5.4(c) above), the Issuer shall, at its own expense and acting reasonably, in consultation with the Calculation Agent, request an Independent Financial Adviser to determine as soon as practicable what adjustment (if any) to the Conversion Price is fair and reasonable to take account of such events or circumstances and the date on which such adjustment should take

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effect. Upon such determination, such adjustment (if any) shall be made and shall take effect in accordance with such determination.

(f)	Procedures

Except as otherwise provided, the Calculation Agent (or, to the extent so specified in these Conditions, an Independent Financial Adviser) will make all adjustments to the Conversion Price pursuant to Sections 5.4(a), 5.4(c), 5.4(d) and 5.4(e) above, and its calculation shall be binding on all parties except in the event of bad faith or manifest or proven error.

The Calculation Agent shall act solely as agent of the Issuer and will not thereby assume any obligation towards, or relationship of agency or trust with, and shall not incur any liability in respect of anything done or omitted to be done when acting in such calculation agency capacity as against the Trustee or the Bondholders, and the Calculation Agent shall not be required or be under any duty to monitor whether any event or other circumstance shall have occurred that would give rise to an adjustment to the Conversion Price.

The Calculation Agent may consult, at the expense of the Issuer, on any matter (including but not limited to, any legal matter), any legal or other professional adviser and it shall be able to rely upon, and it shall not be liable and shall incur no liability as against the Trustee or the Bondholders in respect of anything done, or omitted to be done, relating to that matter in good faith in accordance with, that adviser’s opinion.

Any Independent Financial Adviser appointed pursuant to these Conditions will not assume any obligation towards or relationship of agency or trust with, and shall not be liable and shall incur no liability in respect of anything done, or omitted to be done in good faith, in accordance with these Conditions as against the Trustee or the Bondholders.

All references in the foregoing provisions to the number of Shares outstanding shall exclude Shares held by or on behalf of the Issuer or any Subsidiary.

None of the foregoing adjustment provisions shall apply to any bona fide plan for the benefit of employees, directors or consultants of the Issuer or any of its Subsidiaries now or hereafter in effect.

The Conversion Price resulting from any adjustment provided for in Section 5.4(a), 5.4(c) or 5.4(e) above will be rounded down to the nearest €0.0001, subject to Section 5.4(g).

(g)	De Minimis Exception

No adjustment to the Conversion Price pursuant to Sections 5.4(a), 5.4(c) and 5.4(e) above will be made if the adjustment would result in a change in the Conversion Price of less than 1 per cent. of the then prevailing Conversion Price, provided that any adjustment that would otherwise be required to be made and any amount by which the Conversion Price has been rounded down pursuant to Section 5.4(f) above will be carried forward and taken into account in any subsequent adjustment.

(h)	Notice

The Issuer shall give notice to the Principal Paying, Transfer and Conversion Agent, the Trustee and the Bondholders in accordance with Section 15.7 of any change (or, at the Issuer’s discretion, any prospective change) to the Conversion Price as soon as reasonably practicable following such change (or, if the notice is given in respect of a prospective change, at such time as the Issuer shall determine).

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(i)	No Adjustment

No adjustment will be made to the Conversion Price pursuant to this Section 5.4 where Shares or other securities (including rights, warrants and options) are issued, offered, exercised, allotted, purchased, appropriated, modified or granted to, or for the benefit of, employees or former employees (including directors holding or formerly holding executive office or non-executive office or the personal service company of any such person) or their spouses or relatives, in each case, of the Issuer or any of its Subsidiaries or any associated company or to a trustee or trustees to be held for the benefit of any such person, in any such case pursuant to any share or option scheme or pursuant to any dividend reinvestment plan or similar plan or scheme.

For the avoidance of doubt, other than an adjustment to the Conversion Price in respect of a consolidation of Shares pursuant to Section 5.4(a)(i), no adjustment to the Conversion Price shall result in an increase thereof.

The Conversion Price shall not in any event be reduced to below the nominal value of the Shares or any minimum value permitted by applicable laws or regulations or be reduced so that on conversion of the Bonds, Shares would fall to be issued in circumstances not permitted by applicable laws or regulations. The Issuer undertakes that it shall not take any action, and shall procure that no action is taken, that would otherwise result in an adjustment to the Conversion Price to below such nominal value or any minimum level permitted by applicable laws or regulations or that would otherwise result in Shares that would be required to be issued or transferred and delivered in circumstances not being permitted by applicable laws or regulations.

(j)	Retroactive Adjustment

If a Retroactive Adjustment occurs in relation to any exercise of Conversion Rights, the Issuer shall procure that there shall be issued or transferred and delivered to the relevant Bondholder, in accordance with the instructions contained in the relevant Conversion Notice, such additional number of Shares (if any) (the “Additional Shares”) as, together with the Shares issued or transferred and delivered on the relevant exercise of Conversion Rights, is equal to the number of Shares which would have been required to be issued or transferred and delivered on such exercise if the relevant adjustment to the Conversion Price had been made and become effective immediately prior to the relevant Conversion Date, all as determined in good faith by the Calculation Agent or an Independent Financial Adviser, provided that if in the case of Section 5.4(a)(i), 5.4(a)(ii), 5.4(a)(iv), 5.4(a)(v), 5.4(a)(vi), 5.4(a)(viii), 5.4(a)(ix) or 5.4(a)(x) the relevant Bondholder shall be entitled to receive the relevant Shares, Cash or Stock Dividends or Securities in respect of the Shares to be issued or transferred and delivered to it, then no such Retroactive Adjustment shall be made in relation to the relevant event and the relevant Bondholder shall not be entitled to receive Additional Shares in relation thereto.

5.5	Stamp, Transfer, Registration or other Taxes or Duties

The Issuer shall pay all capital, stamp, issue, registration, transfer and other taxes or duties imposed by The Netherlands, or any jurisdiction in which the Issuer may be domiciled or resident or to whose taxing jurisdiction the Issuer may generally be subject or the jurisdiction where the Relevant Exchange is located, payable upon delivery of Shares on exercise of Conversion Rights (“Specified Taxes”). If the Issuer shall fail to pay any Specified Taxes, the relevant Bondholder shall be entitled to tender and pay the same and the Issuer as a separate and independent stipulation, covenants to reimburse and indemnify each Bondholder in respect of any payment thereof and any penalties payable in respect thereof.

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A Bondholder exercising Conversion Rights must pay directly to the relevant authorities any capital, stamp, issue, registration, transfer and other taxes or duties arising on the exercise of such Conversion Rights, other than any Specified Taxes. A Bondholder must also pay all, if any, taxes imposed on it and arising by reference to any disposal or deemed disposal by it of a Bond or interest therein in connection with the exercise of Conversion Rights by it.

Any duties or taxes payable by a Bondholder pursuant to this Section 5.5 in the jurisdiction of the Conversion Agent with whom the relevant Conversion Notice is deposited shall be required to be paid to such Conversion Agent as a condition precedent to conversion. None of the Issuer, the Trustee or any Agent will impose any charge upon the exercise of Conversion Rights.

5.6	Repurchase of Bonds

The Issuer and any Subsidiary may at any time purchase Bonds at any price in the open market or in privately negotiated transactions, provided that such purchases are in compliance with applicable law and stock exchange regulations. All Bonds which are so purchased will forthwith be cancelled and may not be reissued or resold, and the principal amount of the Global Bond Certificate will be reduced.

6	Withholding Taxes

All payments of principal, interest and other amounts made by the Issuer in respect of the Bonds will be made without deduction or withholding for, or on account of, any present or future taxes, duties, assessments or governmental charges of whatever nature imposed or levied, collected, withheld or assessed by or on behalf of any Taxing Jurisdiction, unless the withholding or deduction of such taxes, duties, assessments or governmental charges is required by law or regulation or by the official interpretation thereof. If any corporation assumes the Issuer’s rights and obligations under the Bonds, the term “Taxing Jurisdiction” will include each jurisdiction in which such corporation is resident for tax purposes from the time it assumes the Issuer’s rights and obligations.

In the event that any such withholding or deduction is required to be made, the Issuer will pay such additional amounts as will result in the receipt by the Bondholders of the amounts which would otherwise have been receivable had no such withholding or deduction been required, except that no such additional amount shall be payable in respect of interest on any Bond to a Bondholder (or to a third party on behalf of a Bondholder) who is subject to such taxes, duties, assessments or governmental charges in respect of such Bond by reason of its having some connection with such Taxing Jurisdiction otherwise than merely by holding the Bond or by the receipt of amounts in respect of the Bond.

References in these Conditions to principal and/or interest and/or any other amounts payable in respect of the Bonds shall be deemed also to refer to any additional amounts which may be payable under this Section 6 or any undertaking or covenant given in addition thereto or in substitution therefor pursuant to the Trust Deed.

The provisions of this Section 6 shall not apply in respect of any payments of interest which fall due after the relevant Tax Redemption Date in respect of any Bonds which are the subject of a Bondholder election pursuant to Section 4.2.

7	Covenants

So long as any Bond remains outstanding, save with the approval of an Extraordinary Resolution or with the prior written approval of the Trustee where, in its opinion, it is not materially prejudicial to the interests of the Bondholders to give such approval:

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(a)	Covenant not to Merge, Consolidate, Amalgamate, Sell, Lease or Transfer Assets under Certain Conditions: The Issuer will not consolidate or amalgamate with or merge into any other corporation or corporations (other than where the Issuer is the continuing entity), or sell, lease, or transfer all or substantially all its assets, unless (A) the corporation formed by such consolidation or amalgamation, or into which the Issuer shall have been merged, or which shall have acquired such assets upon any such sale, lease or transfer shall have expressly assumed the due and punctual payment of the principal of and interest on all the Bonds and the due and punctual performance and observance of all of the covenants and conditions of the Bonds to be performed or observed by the Issuer and (B) (x) each Bond shall thereafter be convertible into the class and amount of Shares and other securities, property and assets (including cash) receivable upon such consolidation, amalgamation or merger or sale, lease or transfer by a holder of the number of Shares which would have been required to be delivered had such Bond been converted into Shares immediately prior to such consolidation, amalgamation, merger, sale, lease or transfer or (y) if, in the case of any such sale, lease or transfer, no such Shares or other securities, property or assets are receivable by holders of Shares, the Bonds will be convertible into Shares or common stock or the like (comprising equity securities) of the corporation which shall have acquired the relevant assets on such basis and with a Conversion Price (subject to adjustment as provided in these Conditions) as determined in good faith by an Independent Financial Adviser. For the purposes thereof, the Issuer shall execute and deliver to each of the Agents a supplement to the Agency Agreement satisfactory to the Principal Paying, Transfer and Conversion Agent. Such supplement will provide for adjustments which will be as nearly equivalent as may be practicable to the adjustments provided for in these Conditions. The provisions of this Section 7(a) will apply in the same way to any subsequent consolidation, amalgamation, merger, sale, lease or transfer. In case of any such consolidation, amalgamation, merger, sale, lease or transfer, and following such an assumption by the successor corporation, such successor corporation will succeed to and be substituted for the Issuer with the same effect as if it had been named herein. In the event of any such consolidation, amalgamation, merger, sale, lease or transfer, following such an assumption by the successor corporation, the Issuer will be discharged from all obligations and covenants under the Bonds and the Agency Agreement and may be liquidated and dissolved.

(b)	Reservation of Share Capital: The Issuer undertakes that it will at all times maintain treasury shares or authorised share capital, free of pre-emption rights sufficient in aggregate for the issuance of Shares that would be required to be delivered to Bondholders on exercise of Conversion Rights in respect of all outstanding Bonds from time to time.

(c)	Listing of Shares: The Issuer undertakes to use all reasonable endeavours to ensure that the Shares issued upon exercise of the Conversion Rights will be admitted to listing and trading on the Relevant Exchange and will be listed, quoted or dealt in on any other stock exchange or securities market on which the Shares may then be listed or quoted or dealt in (which, for the avoidance of doubt, shall not including any other stock exchange or securities market on which American depository receipts relating to the Shares may then be listed or quoted or dealt in).

(d)	Listing of Bonds: The Issuer undertakes to use its reasonable endeavours to cause the Bonds to be admitted to trading on the Open Market (Freiverkehr) of the Frankfurt Stock Exchange or another EEA or United Kingdom stock exchange or trading platform (the “Admission”) no later than 11 March 2021 and use its reasonable endeavours to maintain such Admission for so long as any of the Bonds remain outstanding.

(e)	Terms and Conditions: The Issuer undertakes that by no later than the Closing Date it will (i) publish a copy of these Conditions (including a legend regarding the intended target market for the Bonds) on its website and (ii) thereafter (and for so long as any of the Bonds remain outstanding) maintain the availability of these Conditions (as the same may be amended in accordance with their terms) on such website.

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(f)	Independent Financial Adviser: The Issuer undertakes, whenever a function expressed in these Conditions to be performed by an Independent Financial Adviser falls to be performed, to appoint and (for so long as such function is required to be performed) maintain an Independent Financial Adviser.

8	Events of Default

If any of the following events (each an “Event of Default”) occurs and is continuing, the Trustee at its discretion may, and if so requested by a meeting of Bondholders shall, give notice to the Issuer at its registered office that the Bonds are, and they shall accordingly immediately become, due and repayable at their Redemption Price together with accrued interest (if any) to the date of payment:

(a)	Payment Default: the Issuer fails to pay the principal of or interest on or any other amount in respect of any Bonds when the same becomes due and payable and such failure continues for a period of 10 days; or

(b)	Conversion: there is a failure to issue or transfer and deliver Shares upon exercise of Conversion Rights when the same is required to be delivered or otherwise a failure to duly and punctually comply with any of the Issuer’s obligations in respect of the exercise of Conversion Rights and such default continues for a period of seven days; or

(c)	Breach of Agreement: a default in the observance or performance of any other covenant or agreement contained in these Conditions or the Trust Deed which default continues for a period of 30 days after the Issuer receives written notice specifying the default (and demanding that such default be remedied) from the Trustee; or

(d)	Cross-Default: (i) any other present or future indebtedness of the Issuer or any of its Material Subsidiaries for or in respect of moneys borrowed or raised becomes (or becomes capable of being declared) due and payable prior to its stated maturity by reason of any actual or potential default, event of default or the like (howsoever described), or (ii) any such indebtedness is not paid when due or, as the case may be, within any originally applicable grace period, or (iii) the Issuer or any of its Material Subsidiaries fails to pay when due any amount payable by it under any present or future guarantee for, or indemnity in respect of, any moneys borrowed or raised provided that the aggregate amount of the relevant indebtedness, guarantees and indemnities in respect of which one or more of the events mentioned above in this Section 8(d) have occurred equals or exceeds €25,000,000 or its equivalent (as reasonably determined by the Trustee); or

(e)	Insolvency:

(i)	the Issuer or any Material Subsidiary:

(A)	is unable or admits inability to pay its debts generally as they fall due;

(B)	suspends making payments on any of its debts generally; or

(C)	by reason of actual or anticipated financial difficulties, commences negotiations with one or more of its creditors with a view to rescheduling all or a material part of its indebtedness.

(ii)	a moratorium is declared in respect of any indebtedness of the Issuer or any Material Subsidiary; or

(f)	Insolvency Proceedings:

(i)	the suspension of payments, a moratorium of any indebtedness, winding-up, dissolution, administration or reorganisation (by way of voluntary arrangement, scheme of arrangement or

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otherwise) of the Issuer or any Material Subsidiary other than a solvent liquidation or reorganisation of any Material Subsidiary (other than the Issuer);

(ii)	a composition, compromise, assignment or arrangement with any creditor of the Issuer or any Material Subsidiary;

(iii)	the appointment of a liquidator (other than in respect of a solvent liquidation of any Material Subsidiary), receiver, administrative receiver, administrator, compulsory manager or other similar officer in respect of the Issuer or any Material Subsidiary or any of its assets, which, in the case of an involuntary case or proceeding, remains unstayed and in effect for a period of 90 consecutive days; or

(iv)	any analogous procedure or step to those described in (i) to (iii) above is taken in any jurisdiction; or

This paragraph (f) shall not apply to any winding-up petition which is frivolous or vexatious and is discharged, stayed or dismissed within 30 days of commencement.

(g)	Creditors’ Process: any expropriation, attachment, sequestration, distress or execution affects any material part of the asset or assets of the Issuer or any Material Subsidiary provided that it shall not be an Event of Default under this paragraph (g) if the relevant expropriation, attachment, sequestration, distress or execution is released or discharged within, in respect of an interlocutory attachment (conservatoir beslag), 30 days and, in respect of any other attachment, 14 days; or

(h)	Analogous Proceedings: there occurs, in relation to any Material Subsidiary, in any jurisdiction to which it or any of its assets are subject, any event which reasonably corresponds with any of those mentioned in Section 8(e) to 8(g) above; or

(i)	Illegality: it is or will become unlawful for the Issuer to perform or comply with any one or more of its obligations under any of the Bonds or the Trust Deed; or

(j)	Cessation of Business: the Issuer or any Material Subsidiary ceases (or threatens to cease) to carry on all or a substantial part of its business.

9	Meetings of Bondholders, Modification and Waiver

9.1	Meetings of Bondholders

The Trust Deed contains provisions for convening meetings of Bondholders to consider matters affecting their interests, including the sanctioning by Extraordinary Resolution of a modification of any of these Conditions or any provisions of the Trust Deed. Such a meeting may be convened by the Issuer or the Trustee and shall be convened by the Issuer if requested in writing by Bondholders holding not less than 10 per cent. in principal amount of the Bonds for the time being outstanding. The quorum for any meeting convened to consider an Extraordinary Resolution will be one or more persons holding or representing a clear majority in principal amount of the Bonds for the time being outstanding, or at any adjourned meeting one or more persons being or representing Bondholders whatever the principal amount of the Bonds so held or represented, unless the business of such meeting includes consideration of proposals, inter alia, (i) to change the Maturity Date or the dates on which interest is payable in respect of the Bonds, (ii) to modify the circumstances in which the Issuer or Bondholders are entitled to redeem the Bonds pursuant to Section 4.1, 4.2 or 4.3 (other than removing the right of the Issuer to redeem the Bonds pursuant to Section 4.1 or 4.2), (iii) to reduce or cancel the principal amount of, or interest on, the Bonds or to reduce the amount payable on redemption of the Bonds, (iv) to modify the basis for calculating the interest payable in respect of the Bonds, (v) to modify the provisions relating to, or cancel, Conversion Rights or the rights of Bondholders to receive Shares on exercise of Conversion Rights pursuant to these Conditions (other

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than a reduction to the Conversion Price), (vi) to increase the Conversion Price (other than in accordance with these Conditions), (vii) to change the currency of the denomination of the Bonds or of any payment in respect of the Bonds, (viii) to change the governing law of the Bonds, the Trust Deed or the Agency Agreement, or (ix) to modify the provisions concerning the quorum required at any meeting of Bondholders or the majority required to pass an Extraordinary Resolution, in which case the necessary quorum will be one or more persons holding or representing not less than two-thirds, or at any adjourned meeting not less than one-half, in principal amount of the Bonds for the time being outstanding. Any Extraordinary Resolution duly passed by the Bondholders shall be binding on all Bondholders (whether or not they were present at any meeting at which such resolution was passed and whether or not they voted on such resolution).

The Trust Deed provides that (i) a resolution in writing signed by or on behalf of the holders of not less than 75 per cent. of the aggregate principal amount of Bonds outstanding (which may be contained in one document or several documents in the same form, each signed by or on behalf of one or more Bondholders) or (ii) consents given by way of electronic consent through the relevant clearing system(s) (in a form satisfactory to the Trustee) by or on behalf of the holders of not less than 75 per cent. of the aggregate principal amount of the Bonds outstanding, shall, in any such case, be effective as an Extraordinary Resolution passed at a meeting of Bondholders duly convened and held.

9.2	Modification and Waiver

The Trustee may agree, without the consent of the Bondholders, to (i) any modification of any of the provisions of the Trust Deed, any trust deed supplemental to the Trust Deed, the Agency Agreement, any agreement supplemental to the Agency Agreement, the Bonds or these Conditions which in the Trustee’s opinion is of a formal, minor or technical nature or is made to correct a manifest error or to comply with mandatory provisions of law, and (ii) any other modification to the Trust Deed, any trust deed supplemental to the Trust Deed, the Agency Agreement, any agreement supplemental to the Agency Agreement, the Bonds or these Conditions (except as mentioned in the Trust Deed), and any waiver or authorisation of any breach or proposed breach, of any of the provisions of the Trust Deed, any trust deed supplemental to the Trust Deed, the Agency Agreement, any agreement supplemental to the Agency Agreement, the Bonds or these Conditions which is, in the opinion of the Trustee, not materially prejudicial to the interests of the Bondholders. The Trustee may, without the consent of the Bondholders, determine that any Event of Default should not be treated as such, provided that in the opinion of the Trustee, the interests of Bondholders will not be materially prejudiced thereby. Any such modification, authorisation, waiver or determination shall be binding on the Bondholders and, if the Trustee so requires, shall be notified to the Bondholders promptly in accordance with Section 15.7.

9.3	Entitlement of the Trustee

In connection with the exercise of its functions (including but not limited to those referred to in this Section 9) the Trustee shall have regard to the interests of the Bondholders as a class but shall not have regard to any interests arising from circumstances particular to individual Bondholders (whatever their number) and, in particular but without limitation, shall not have regard to the consequences of the exercise of its trusts, powers or discretions for individual Bondholders resulting from their being for any purpose domiciled or resident in, or otherwise connected with, or subject to the jurisdiction of, any particular territory, and the Trustee shall not be entitled to require, nor shall any Bondholder be entitled to claim, from the Issuer or any other person any indemnification or payment in respect of any tax consequence of any such exercise upon individual Bondholders, except to the extent provided for in these Conditions or the Trust Deed.

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10	Enforcement

The Trustee may at any time, at its discretion and without notice, take such proceedings, actions or steps (including lodging an appeal in any proceedings) against the Issuer as it may think fit to enforce the provisions of the Trust Deed and the Bonds, but it shall not be bound to take any such proceedings, actions or steps in relation to the Trust Deed or the Bonds unless (i) it shall have been so directed by an Extraordinary Resolution of the Bondholders or so requested in writing by the holders of at least one-quarter in principal amount of the Bonds then outstanding, and (ii) it shall have been indemnified and/or secured and/or pre-funded to its satisfaction.

No Bondholder shall be entitled to (i) take any proceedings, actions or steps against the Issuer to enforce the performance of any of the provisions of the Trust Deed or the Bonds or (ii) take any other proceedings, actions or steps (including lodging an appeal in any proceedings) in respect of or concerning the Issuer, in each case unless the Trustee, having become bound so to take any such proceedings, actions or steps, fails so to do within a reasonable period and the failure shall be continuing.

11	The Trustee

The Trust Deed contains provisions for the indemnification of the Trustee and for its relief from responsibility, including provisions limiting or excluding its liability in certain circumstances.

The Trustee is entitled to enter into business transactions with the Issuer and any entity related to the Issuer without accounting for any profit.

The Trust Deed provides that, when determining whether an indemnity or any security or pre-funding is satisfactory to it, the Trustee shall be entitled (i) to evaluate its risk in any given circumstance by considering the worst-case scenario and (ii) to require that any indemnity or security or pre-funding given to it by the Bondholders or any of them be given on a joint and several basis and be supported by evidence satisfactory to it as to the financial standing and creditworthiness of each counterparty and/or as to the value of the security and an opinion as to the capacity, power and authority of each counterparty and/or the validity and effectiveness of the security.

The Trustee may rely without liability to Bondholders on a report, confirmation or certificate or any advice of any accountants, financial advisers, financial institution or other expert, whether or not addressed to it and whether their liability in relation thereto is limited (by its terms or by any engagement letter relating thereto entered into by the Trustee or in any other manner) by reference to a monetary cap, methodology or otherwise. The Trustee may accept and shall be entitled to rely on any such report, confirmation or certificate or advice and such report, confirmation or certificate or advice shall be binding on the Issuer, the Trustee and the Bondholders.

12	Agents

12.1	Agent to the Issuer

The Agents and the Calculation Agent, when acting in that capacity, act solely as agents of the Issuer (and, if applicable after an Event of Default has occurred, of the Trustee) and do not assume any obligation towards or relationship of agency or trust for or with any Bondholder or any Person holding an interest in respect of any Bond through an account with a financial intermediary or otherwise.

12.2	Appointment and Termination of Agents and the Calculation Agent

The Issuer has initially appointed the Principal Paying, Transfer and Conversion Agent, the Registrar, the Conversion Agents and the Calculation Agent for the Bonds as stated above. The Issuer may at any time, with the approval of the Trustee, appoint additional or other Agents or Calculation Agent and terminate the appointment of such Agents or Calculation Agent. Notice of any such termination

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or appointment and of any change in the office through which any Agent will act will be promptly given to each Bondholder in the manner described in Section 15.7 hereof.

12.3	Duty to Maintain Office

As long as the Bonds, including in the event that some but not all Bonds originally issued, are outstanding, the Issuer shall maintain a Principal Paying, Transfer and Conversion Agent and a Calculation Agent which shall each be a financial institution of international repute or a financial adviser with appropriate expertise.

13	Securities Holding Structure

13.1	Form and Custody of Bonds

The entire issue of the Bonds will be initially evidenced by a global certificate (the “Global Bond Certificate”) in fully registered form which will be deposited on the Closing Date with and registered in the name of a common depositary or its nominee for Euroclear Bank SA/NV (“Euroclear”) and Clearstream Banking S.A. (“Clearstream, Luxembourg” and together with Euroclear, the “Central Securities Depositories” and each a “Central Securities Depository”).

13.2	Multi-Tiered Holding System

As long as the Global Bond Certificate is on deposit with the Central Securities Depositories or any of their respective successors, then:

(a)	any Person wishing to acquire, hold or transfer an interest in respect of the Bonds must do so through an account with a Central Securities Depository or any of their respective successors or another financial intermediary holding an equivalent interest in respect of the Bonds directly or indirectly through a Central Securities Depository or any of its successors;

(b)	there will be one or more financial intermediaries standing between each such accountholder and the underlying Bonds;

(c)	the Issuer and the Trustee will have the right to treat the Central Securities Depositories or their respective successors or agents as the holders or Persons exclusively entitled to receive interest and other payments or property in respect of or in exchange for the Bonds, including the Shares, and otherwise to exercise all the rights and powers with respect to any Bond;

(d)	the obligation of the Issuer to make payments of interest and principal (except as provided by a Bondholder pursuant to a Change of Control Put Exercise Notice or Conversion Notice) and other amounts with respect to any Bond shall be discharged at the time payment in the appropriate amount is made in accordance with the Agency Agreement to a Central Securities Depository or its successor or agent;

(e)	the obligation of the Issuer to deliver Shares upon the exercise by any Bondholder of any Conversion Rights shall be discharged at the time the Shares are delivered to a Central Securities Depository or its successor or agent in accordance with Section 5.3; and

(f)	any Person that acquires, holds or transfers an interest in respect of any Bond through accounts with a Central Securities Depository or with any other financial intermediary will be subject to the laws and contractual provisions governing such Person’s relationship with its financial intermediary, as well as the laws and contractual provisions governing the relationship between its financial intermediary and each other financial intermediary, if any, standing between such Person and the Global Bond Certificate and the Bonds Register to determine (A) the legal nature of its interest in respect of any Bond and whether such interest is protected against the insolvency of its financial intermediary or any other financial intermediary

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standing between such Person and the underlying Bonds and the Bonds Register, (B) whether a Central Securities Depository or its successor, and each other financial intermediary, if any, standing between such Person and the underlying Bonds and the Bonds Register, is required to enforce the payment and other terms of the Bonds against the Issuer or to put its accountholders in a position to do so directly and (C) whether such Person’s financial intermediary and each other financial intermediary, if any, standing between such Person and the underlying Bonds and the Bonds Register is required to pass on to such Person the benefits of ownership of any Bonds.

13.3	Right to Obtain Individual Certificates in Exchange for the Global Bond Certificate

Except as described in this Section 13.3, the Global Bond Certificate will not be exchangeable for individual certificates each evidencing a single Bond or less than the entire issue of the Bonds. Subject to the foregoing sentence, if (A) a Central Securities Depository or its successor notifies the Issuer that it is unwilling or unable to continue as depository and a successor depository is not appointed within 14 days, (B) an Event of Default shall have occurred and the maturity of the Bonds shall have been accelerated in accordance with these Conditions or (C) the Issuer shall have decided in its sole discretion that the Bonds should no longer be evidenced solely by the Global Bond Certificate, then upon having prepared a deed or deeds with a fixed date, governed by Dutch law, between the relevant Bondholder, the relevant Central Securities Depository and the relevant accountholders of such Central Securities Depository with an interest in such Bonds:

(a)	the Issuer will promptly and in any event not later than 10 Business Days thereafter cause individual certificates each evidencing a single Bond or such other number of Bonds as specified by the Central Securities Depositories or their respective successors to be duly executed, authenticated and delivered to the Central Securities Depositories or their respective successors and, registered in the name of the relevant Central Securities Depository or its nominee, against surrender of the Global Bond Certificate by the Central Securities Depositories or their respective successors;

(b)	notwithstanding any other provision of these Conditions or the Agency Agreement, the individual certificates so delivered to the Central Securities Depositories or their respective successors may be delivered by them to their respective accountholders in such amounts as shall correspond to the amount of Bonds credited to the accounts of such accountholders on the records of the Central Securities Depositories or their respective successors at the time of such delivery and, the Issuer will register the Bonds evidenced by such individual certificates in such names and amounts as the Central Securities Depositories or their respective successors shall specify to the Issuer or the Principal Paying, Transfer and Conversion Agent, which specification shall serve as notification of transfer (mededeling); and

(c)	if for any reason individual certificates are not issued, authenticated and delivered to the Central Securities Depositories or their respective successors in accordance with Sections 13.3(a) and 13.3(b) above, then:

(i)	each Central Securities Depository or its respective successor may provide to each of its accountholders a statement of each accountholder’s interest in the Bonds evidenced by the Global Bond Certificate held by such Central Securities Depository or its successor, together with a copy of the Global Bond Certificate; and

(ii)	notwithstanding any other provision of these Conditions or of the Agency Agreement, each such accountholder or its successors and assigns without prejudice to Section 10 above, (x) shall have a claim, directly against the Issuer, for the payment of any amount due or to become due in respect of such accountholder’s interest in the Bonds evidenced by the Global Bond Certificate, and shall be empowered to bring any claim, to the

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extent of such accountholder’s interest in the Bonds evidenced by the Global Bond Certificate and to the exclusion of such Central Securities Depository or its successor, that as a matter of law could be brought by the holder of the Global Bond Certificate and the Person in whose name the Bonds are registered and (y) may, without the consent and to the exclusion of such Central Securities Depository or its successor, file any claim, take any action or institute any proceeding, directly against the Issuer, to compel the payment of such amount or enforce any such rights, as fully as though the interest of such accountholder in the Bonds evidenced by the Global Bond Certificate were evidenced by an individual certificate in such accountholder’s actual possession and as if an amount of Bonds equal to such accountholder’s stated interest were registered in such accountholder’s name and without the need to produce the Global Bond Certificate in its original form. This Section 13.3(c)(ii) constitutes an unconditional and irrevocable third party stipulation (derdenbeding, as used in Section 6:253 of the Dutch Civil Code).

For purposes of this Section 13.3, the account records of a Central Securities Depository or its successor will, in the absence of manifest error, be conclusive evidence of the identity of each accountholder that has any interest in the Bonds evidenced by the Global Bond Certificate held by such Central Securities Depository or its successor and the amount of such interest. Individual certificates will be issued in denominations of €100,000 of that amount and, when delivered against surrender of such Global Bond Certificate shall be issued in registered form without coupons.

13.4	Direct Holding System

Subject to Section 13.2, if the Global Bond Certificate is exchanged for individual certificates each evidencing a single Bond or less than the entire issue of Bonds, then:

(a)	the Issuer and the Trustee will have the right to treat each Bondholder as the holder and Person exclusively entitled to receive interest and other payments or property in respect of or in exchange for the Bonds, including the Shares, and otherwise to exercise all the rights and powers with respect to any Bond;

(b)	the obligation of the Issuer to make payments of interest and principal and other amounts with respect to the Bonds shall be discharged at the time payment in the appropriate amount is made in accordance with the Agency Agreement to each Bondholder; and

(c)	the obligation of the Issuer to deliver Shares upon the exercise by any Bondholder of any Conversion Rights shall be discharged at the time the Shares are delivered to such Bondholder in accordance with Section 5.3.

13.5	Lost, Stolen or Mutilated Certificates

In case any certificate evidencing one or more Bonds shall become mutilated, defaced or apparently destroyed, lost or stolen, the Issuer may execute, and, upon the request of the Issuer, the Registrar shall authenticate and deliver, a new certificate evidencing such Bonds, bearing a number not contemporaneously outstanding, in exchange and substitution for the mutilated or defaced certificate evidencing such Bonds or in lieu of and in substitution for the apparently destroyed, lost or stolen certificate evidencing such Bonds. In every case the applicant for a substitute certificate evidencing such Bonds shall furnish to the Issuer and to the Registrar such security or indemnity as may be required by them to indemnify and defend and to save each of them and any agent of the Issuer or the Registrar harmless and, in every case of destruction, loss or theft, evidence to their satisfaction of the apparent destruction, loss or theft of such certificate evidencing such Bonds and of the ownership thereof. Upon the issuance of any substitute certificate evidencing such Bonds, the Issuer may require the payment of a sum sufficient to cover any tax or other governmental charge that may be imposed

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in relation thereto and any other expenses (including the fees and expenses of the Registrar) connected therewith together with such indemnity or security as is reasonably required by the Issuer and the Registrar.

14	Definitions

As used herein, the following capitalised terms have the meanings set forth below:

“Additional Shares” has the meaning set forth in Section 5.4(j)

“Agency Agreement” has the meaning set forth in Section 1.1.

“Agents” has the meaning set forth in Section 1.1.

“Bondholder” means any Person who is registered as the owner of such Bonds on the Bonds Register.

“Bonds” has the meaning set forth in Section 1.1.

“Bonds Register” means the register of the Bonds maintained by the Registrar to register ownership of the Bonds.

“Business Day” means a calendar day other than a Saturday or a Sunday which in Amsterdam is neither a public holiday nor a calendar day on which banking institutions are closed and, in the case of payments in euro, on which the TARGET System is open and, in the case of surrender of a certificate evidencing a Bond, in the place where such certificate is surrendered.

“Calculation Agent” has the meaning set forth in Section 1.1.

“Capital Markets Indebtedness” has the meaning set forth in Section 2.2.

“cash” includes any promise or undertaking to pay cash or any release or extinguishment of, or set-off against, a liability to pay a cash amount.

“Cash or Stock Dividend” means (i) any dividend or distribution paid or payable solely in cash on a Share, and (ii) any dividend or distribution which shall be treated to be paid or payable in cash on a Share pursuant to the following provisions:

(a)	(i)	where a dividend or distribution in cash is announced which is to be, or may at the election of a holder or holders of a Share be, satisfied by the issue or delivery of Shares or other property or assets; or

(ii)	where a capitalisation of profits or reserves is announced which is to be, or may at the election of a holder or holders of a Share be, satisfied by the payment of cash,

then the dividend, distribution or capitalisation in question shall be treated as a dividend or distribution in cash of an amount equal to the greater of:

(x)	the Fair Market Value of such cash amount as at the Ex-Date in relation to such dividend or distribution; and

(y)	the Current Market Price of such Shares, or, as the case may be, the Fair Market Value of such other property or assets, as at the Ex-Date in relation to such dividend or distribution or capitalisation or, in any such case, if later, the date on which the number of Shares (or amount of such other property or assets, as the case may be) which may be issued or delivered is determined; or

(b)	where there shall be (other than in the circumstances the subject of paragraph (a) above) any issue of Shares by way of capitalisation of profits or reserves where such issue is expressed to be, or in lieu of, a dividend or distribution in cash (whether or not a cash dividend or distribution equivalent or

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amount is announced or would otherwise be payable to holders of the Shares, whether at their election or otherwise), then the issue in question shall be treated as a dividend or distribution in cash of an amount equal to the Current Market Price of such Shares as at the Ex-Date in respect of such dividend or entitlement in relation to such issue or, if later, the date on which the number of Shares to be issued is determined.

“Central Securities Depositories” has the meaning set forth in Section 13.1.

A “Change of Control” shall occur if a person or persons acting together acquires or acquire directly or indirectly (i) more than 50 per cent. of Voting Rights or (ii) the right to appoint and/or remove all or a majority of the members of the management board (raad van bestuur) or supervisory board (raad van commissarissen) of the Issuer.

“Change of Control Conversion Price” has the meaning set forth in Section 5.4(c).

“Change of Control Notice” has the meaning set forth in Section 4.3.

“Change of Control Period” means the period commencing on the occurrence of a Change of Control and ending 60 calendar days following the Change of Control or, if later, 60 calendar days following the date on which a Change of Control Notice is given to Bondholders as required by Section 4.3.

“Change of Control Put Date” has the meaning set forth in Section 4.3.

“Change of Control Put Exercise Notice” has the meaning set forth in Section 4.3.

“Closing Date” means 9 February 2021.

“Closing Price” means, in respect of a Share, Security, Reclassified Security or, as the case may be, a Spin-off Security, option, warrant or other right or asset, on any Trading Day in respect thereof, the closing price of a Share, Security, Reclassified Security, or, as the case may be, a Spin-off Security, option, warrant or other right or asset published by or derived from Bloomberg page HP (setting “Last Price”, or any other successor setting and using values not adjusted for any event occurring after such Trading Day; and for the avoidance of doubt, all values will be determined with all adjustment settings on the DPDF Page, or any successor or similar setting, switched off) in respect of such Share, Security, Reclassified Security, Spin-off Security, options, warrants or other rights or assets and such Relevant Exchange (and for the avoidance of doubt such Bloomberg page for the Shares as at the Closing Date is TKWY NA Equity HP) if any, or, in any other case, such other pricing source (if any) as shall be determined to be appropriate by an Independent Financial Adviser on such Trading Day and translated, if not in the Relevant Currency, into the Relevant Currency at the Prevailing Rate on such Trading Day, provided that if on any such Trading Day (for the purpose of this definition, the “Original Date”) such price is not available or cannot otherwise be determined as provided above, the Closing Price of a Share, Security, Reclassified Security, a Spin-off Security, option, warrant or other right or asset, as the case may be, in respect of such Trading Day shall be the Closing Price, determined as provided above, on the immediately preceding such Trading Day on which the same can be so determined, and further provided that if such immediately preceding Trading Day falls prior to the fifth day before the Original Date, an Independent Financial Adviser shall determine the Closing Price in respect of the Original Date in good faith, all as determined by (where specifically provided above) an Independent Financial Adviser or (in any other case) the Calculation Agent.

“Combined Consideration” means New Securities in combination with Other Consideration.

“Conditions” has the meaning set forth in Section 1.2.

“Conversion Agent” has the meaning set forth in Section 1.1.

“Conversion Date” has the meaning set forth in Section 5.2.

“Conversion Notice” has the meaning set forth in Section 5.2.

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“Conversion Period” has the meaning set forth in Section 5.1.

“Conversion Price” has the meaning set forth in Section 5.1.

“Conversion Rights” has the meaning set forth in Section 5.1.

“Current Market Price” means, in respect of a Share at a particular date, the arithmetic average of the daily Volume Weighted Average Price of a Share on each of the five consecutive Trading Days ending on the Trading Day immediately preceding such date, as determined by the Calculation Agent, provided that:

(a)	for the purposes of determining the Current Market Price pursuant to Section 5.4(a)(ii) or (iii) (and pursuant to Formulas 2 and 3 when used in the application thereof) in circumstances where the relevant event relates to an issue of Shares, if at any time during the said five Trading Day period (which may be on each of such five Trading Days) the Volume Weighted Average Price shall have been based on a price ex-dividend (or ex- any other entitlement) and/or during some other part of that period (which may be on each of such five Trading Days) the Volume Weighted Average Price shall have been based on a price cum-dividend (or cum- any other entitlement), in any such case which has been declared or announced, then:

(i)	if the Shares to be so issued do not rank for the dividend (or entitlement) in question, the Volume Weighted Average Price on the dates on which the Shares shall have been based on a price cum-dividend (or cum- any other entitlement) shall for the purpose of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such dividend or entitlement per Share as at the Ex-Date in respect of such dividend or entitlement (or, where on each of the said five Trading Days the Volume Weighted Average Price shall have been based on a price cum-dividend (or cum-any other entitlement), as at the date of first public announcement of such dividend or entitlement), in any such case, determined by the Calculation Agent on a gross basis and disregarding any withholding or deduction required to be made on account of tax, and disregarding any associated tax credit; or

(ii)	if the Shares to be so issued or transferred and delivered (if applicable) do rank for the dividend or entitlement in question, the Volume Weighted Average Price on the dates on which the Shares shall have been based on a price ex-dividend (or ex- any other entitlement) shall for the purpose of this definition be deemed to be the amount thereof increased by an amount equal to the Fair Market Value of any such dividend or entitlement per Share as at the Ex-Date in respect of such dividend or entitlement, in any such case, determined by the Calculation Agent on a gross basis and disregarding any withholding or deduction required to be made for or on account of tax, and disregarding any associated tax credit; and

(b)	if any day during the said five Trading Day period was the Ex-Date in relation to any dividend (or any other entitlement) the Volume Weighted Average Prices that shall have been based on a price cum- such dividend (or cum- such entitlement) shall for the purpose of this definition be deemed to be the amount thereof reduced by an amount equal to the Fair Market Value of any such dividend or entitlement per Share as at the Ex-Date in respect of such dividend or entitlement.

“Deemed Ex-Date” means in respect of any Adjustment Event (i) the Ex-Date in relation to any Adjustment Event pursuant to Sections 5.4(a)(i), 5.4(a)(ii), 5.4(a)(iv), 5.4(a)(v), 5.4(a)(vi), 5.4(a)(viii), 5.4(a)(ix) or 5.4(a)(x) or (ii) the relevant date of first public announcement as referred to in Sections 5.4(a)(iii) or 5.4(a)(vii) (or the Trading Day immediately following the Expiration Time as referred to in Sections 5.4(a)(xi)) in respect of which an adjustment is required to be made to the Conversion Price pursuant to Sections 5.4(a)(iii) or 5.4(a)(vii) (or, as the case may be, Section 5.4(a)(xi)).

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“Deemed Record Date” means in respect of any Adjustment Event (i) the record date or other due date for the establishment of entitlement in respect of the relevant Adjustment Event pursuant to Sections 5.4(a)(i), 5.4(a)(ii), 5.4(a)(iv), 5.4(a)(v), 5.4(a)(vi), 5.4(a)(viii), 5.4(a)(ix) or 5.4(a)(x) or (ii) (in respect of any other Adjustment Event) the Deemed Ex-Date in respect thereof.

“Delivery Date” has the meaning set forth in Section 5.3(c).

“Dividend Determination Date” means the record date or other due date for establishment of entitlement in respect of the relevant Cash or Stock Dividend.

“equity securities” means, in relation to any entity, its issued share capital, excluding any part of that capital which does not carry any right to participate beyond a specified amount in a distribution of dividends or assets.

“euro” and “€” means the currency introduced at the start of the third stage of the European economic and monetary union pursuant to the Treaty establishing the European Community, as amended.

“Euronext Amsterdam” means Euronext in Amsterdam, a regulated market of Euronext Amsterdam N.V. or any successor thereof.

“Event of Default” has the meaning set forth in Section 8.

“Ex-Date” means, in respect of any Cash or Stock Dividend, other dividend, distribution, entitlement, capitalisation, resignation, reclassification, sub-division, issue, offer, grant or other entitlement, the first date on which the Shares are traded ex- such relevant Cash or Stock Dividend, other dividend, distribution, entitlement, capitalisation, resignation, reclassification, sub-division, issue, offer, grant or other entitlement on the Relevant Exchange (or, in the case of a dividend which is a purchase or redemption of Shares (or, as the case may be, any depositary or other receipts or certificates representing Shares), the date on which such purchase or redemption is made).

“Expiration Time” has the meaning set forth in Section 5.4(b).

“Extraordinary Resolution” has the meaning set forth in the Trust Deed.

“Fair Market Value” means, on any date (the “FMV Date”):

(a)	in the case of a Cash or Stock Dividend, the amount of such Cash or Stock Dividend, as determined in good faith by the Calculation Agent;

(b)	in the case of any other cash amount, the amount of such cash, as determined in good faith by the Calculation Agent;

(c)	in the case of Securities (including Shares), Reclassified Securities, Spin-Off Securities, options, warrants or other rights or assets that are publicly traded on a Relevant Exchange of adequate liquidity (as determined in good faith by the Calculation Agent or an Independent Financial Adviser), the arithmetic mean of (i) in the case of Shares or (to the extent constituting equity securities) other Securities, Reclassified Securities or Spin-Off Securities, the daily Volume Weighted Average Prices of the Shares or such other Securities, Reclassified Securities or Spin-Off Securities and (ii) in the case of other Securities, Reclassified Securities or Spin-Off Securities (to the extent not constituting equity securities), options, warrants or other rights or assets, the Closing Prices of such Securities, Reclassified Securities, Spin-Off Securities, options, warrants or other rights or assets, in the case of both (i) and (ii) during the period of five Trading Days on the Relevant Exchange for such Securities, Reclassified Securities, Spin-Off Securities, options, warrants or other rights or assets commencing on such FMV Date (or, if later, the date (the “Adjusted FMV Date”) which falls on the first such Trading Day on which such Securities, Reclassified Securities, Spin-Off Securities, options, warrants or other rights or assets are publicly traded, provided that where such Adjusted FMV Date falls after

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the fifth day following the FMV Date, the Fair Market Value of such Securities, Reclassified Securities, Spin-Off Securities, options, warrants or other rights or assets shall instead be determined pursuant to paragraph (d) below, and no such Adjusted FMV Date shall be deemed to apply) or such shorter period as such Securities, Reclassified Securities, Spin-Off Securities, options, warrants or other rights or assets are publicly traded, all as determined in good faith by the Calculation Agent;

(d)	in the case of Securities, Reclassified Securities, Spin-Off Securities, options, warrants or other rights or assets that are not publicly traded on a Relevant Exchange of adequate liquidity (as aforesaid) or where otherwise provided paragraph (c) above to be determined pursuant to this paragraph (d), an amount equal to the fair market value of such Securities, Reclassified Securities, Spin-Off Securities, options, warrants or other rights or assets as determined in good faith by an Independent Financial Adviser, on the basis of a commonly accepted market valuation method and taking account of such factors as it (acting reasonably) considers appropriate, including the market price per Share, the dividend yield of an Share, the volatility of such market price, prevailing interest rates and the terms of such Securities, Reclassified Securities, Spin-Off Securities, options, warrants or other rights or assets, and including as to the expiry date and exercise price (if any) thereof.

Such amounts shall, if necessary, be translated into the Relevant Currency (if not expressed in the Relevant Currency on the FMV Date (or, as the case may be, the Adjusted FMV Date)) at the Prevailing Rate on the FMV Date (or, as the case may be, the Adjusted FMV Date), all as determined in good faith by the Calculation Agent. In addition, in the case of (i) and (ii) above, the Fair Market Value shall be determined on a gross basis and disregarding any withholding or deduction required to be made for or on account of tax, and disregarding any associated tax credit.

“Further Bonds” means any further Bonds issued pursuant to Section 15.6 and consolidated and forming a single series with the then outstanding Bonds.

“Global Bond Certificate” has the meaning set forth in Section 13.1.

“indebtedness” shall be construed so as to include any obligation for the payment or repayment of money, whether present or future, actual or contingent.

“Independent Financial Adviser” means an independent institution with appropriate expertise, which may be the initial Calculation Agent, appointed by the Issuer (other than where the initial Calculation Agent is appointed) in consultation with the Calculation Agent and (other than where the initial Calculation Agent is appointed) approved in writing by the Trustee or, if the Issuer fails to make such appointment and such failure continues for a reasonable period (as determined by the Trustee in its sole discretion) and the Trustee is indemnified and/or secured and/or pre-funded to its satisfaction against the costs, fees and expenses of such adviser and otherwise in connection with such appointment, appointed by the Trustee (without liability for so doing) following notification to the Issuer.

“Interest Payment Date” has the meaning set forth in Section 3.2.

“Interest Period” has the meaning set forth in Section 3.2.

“Judgment Currency” has the meaning set forth in Section 15.4.

a “Material Subsidiary” means any Subsidiary:

(a)	whose (i) total assets or (ii) total revenues (consolidated in the case of a Subsidiary which itself has subsidiaries) represent five per cent. or more of the consolidated total assets of the Issuer and its Subsidiaries or, as the case may be, consolidated total revenues of the Issuer and its Subsidiaries, in each case as calculated by reference to the then latest audited financial statements of such Subsidiary (consolidated or, as the case may be, unconsolidated) and the then latest audited consolidated financial statements of the Issuer provided that:

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(i)	in the case of a Subsidiary acquired or an entity which becomes a Subsidiary after the end of the financial period to which the then latest audited consolidated financial statements of the Issuer relate, the reference to the then latest audited consolidated financial statements of the Issuer for the purposes of the calculation of the above shall until the consolidated audited financial statements of the Issuer are published for the financial period in which the acquisition is made or, as the case may be, in which such entity becomes a Subsidiary, be deemed to be a reference to the then latest consolidated financial statements of the Issuer adjusted in such manner as may be deemed appropriate by the Issuer to consolidate the latest audited financial statements (consolidated or, as the case may be, unconsolidated) of such Subsidiary in such financial statements;

(ii)	if, in the case of any Subsidiary, no audited financial statements (consolidated or, as the case may be, unconsolidated) are prepared, then the determination of whether or not such Subsidiary is a Material Subsidiary shall be determined by reference to its unaudited annual financial statements (if any) or on the basis of pro forma financial statements (in each case consolidated or, as the case may be, unconsolidated); and

(iii)	if the latest financial statements of any Subsidiary are not prepared on the basis of the same accounting principles, policies and practices of the latest consolidated audited financial statements of the Issuer, then the determination of whether or not such Subsidiary is a Material Subsidiary shall be based on pro forma financial statements or, as the case may be, consolidated financial statements of such Subsidiary prepared on the basis of same accounting principles, policies and practices as adopted in the latest consolidated audited financial statements of the Issuer, or on an appropriate restatement of or adjustment to the relevant financial statements of such Subsidiary; or

(b)	to which is transferred all or substantially all of the business, undertaking and assets of a Subsidiary which immediately prior to such transfer is a Material Subsidiary, whereupon the transferor Subsidiary shall immediately cease to be a Material Subsidiary and the transferee Subsidiary shall immediately cease to be a Material Subsidiary under the provisions of this sub-paragraph (b) upon publication of its next audited financial statements but so that such transferor Subsidiary or such transferee Subsidiary may be a Material Subsidiary on or at any time after the date on which such audited financial statements have been published by virtue of the provisions of sub-paragraph (a) above or (as a result of another transfer to which this sub-paragraph (b) applies) before, on or at any time after such date by virtue of the provisions of this sub-paragraph (b).

“Maturity Date” has the meaning set forth in Section 1.1.

“Merger Date” means, in respect of any Merger Event, the date on which all holders of the Shares (other than, in the case of a takeover offer, any Shares owned or controlled by the offeror) have agreed or irrevocably become obligated to transfer their Shares.

“Merger Event” means any (i) consolidation, amalgamation or merger of the Issuer with or into another entity (other than a consolidation, amalgamation or merger where the Issuer is the continuing entity) or (ii) a statutory split up (other than a Spin-off Event).

“New Securities” means equity securities (whether of the Issuer or a third party) which are publicly traded on a Recognised Exchange.

“Optional Redemption Date” has the meaning set forth in Section 4.1.

“Optional Redemption Notice” has the meaning set forth in Section 4.1.

“Other Consideration” means cash, securities (other than New Securities) or other property (whether of the Issuer or a third party).

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“Parity Value” means, in respect of any Trading Day, the amount determined in good faith by the Calculation Agent and calculated as follows:

PV	=	N x VWAP

where:

PV	=	the Parity Value.

N	=	€100,000 divided by the Conversion Price in effect on such Trading Day, provided that if (A) such Trading Day falls on or after the Deemed Ex-Date in respect of an Adjustment Event, and (B) such adjustment is not yet in effect on such Trading Day, the Conversion Price in effect on such Trading Day shall for the purpose of this definition only be multiplied by the adjustment factor subsequently determined by the Calculation Agent to be applicable in respect of the relevant Conversion Price adjustment.

VWAP	=	the Volume Weighted Average Price of a Share on such Trading Day translated, if not in euro, into euro at the Prevailing Rate on such Trading Day.

“Person” means an individual, a corporation, a limited liability company, a partnership, an association, a trust or any other entity or organisation, including a government or political subdivision or an agency or instrumentality thereof.

“Prevailing Rate” means in respect of any pair of currencies on any day, the spot mid-rate of exchange between the relevant currencies prevailing as at or about 12 noon (Amsterdam time) on that day (for the purpose of this definition, the “Original Date”) as appearing on or derived from Bloomberg page BFIX (or any successor page) in respect of such pair of currencies, or, if such a rate cannot be so determined, the rate prevailing as at 12 noon (Amsterdam time) on the immediately preceding day on which such rate can be so determined, provided that if such immediately preceding day falls earlier than the fifth day prior to the Original Date or if such rate cannot be so determined (all as determined in good faith by the Calculation Agent), the Prevailing Rate in respect of the Original Date shall be the rate determined in such other manner as an Independent Financial Adviser shall consider appropriate.

“Principal Paying, Transfer and Conversion Agent” has the meaning set forth in Section 1.1.

“Purchased Shares” has the meaning set forth in Section 5.4(b).

“Reclassification” has the meaning set forth in Section 5.4(a)(x).

“Reclassified Securities” has the meaning set forth in Section 5.4(a)(x).

“Recognised Exchange” means a regulated and regularly operating stock exchange.

“Record Date” has the meaning set forth in Section 3.2(d).

“Redemption Notice” means an Optional Redemption Notice or a Tax Redemption Notice.

“Redemption Price” has the meaning set forth in Section 3.1.

“Reference Date” means, in relation to a Retroactive Adjustment, the date as of which the relevant Retroactive Adjustment takes effect or, in any such case, if that is not a Trading Day, the next following Trading Day.

“Reference Shares” means, in respect of the exercise of Conversion Rights by a Bondholder, the number of Shares (rounded down, if necessary, to the nearest whole number of Shares) determined in good faith by the Calculation Agent by dividing the aggregate principal amount of the Bonds being the subject of the relevant exercise of Conversion Rights by the Conversion Price in effect on the relevant Conversion Date, except that where the Conversion Date falls on or after the date an adjustment to the Conversion Price takes effect

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pursuant to Sections 5.4(a)(i), (ii), (iv), (v), (vi), (viii), (ix) or (x) in circumstances where the relevant Delivery Date falls on or prior to the record date or other due date for establishment of entitlement in respect of the relevant event giving rise to such adjustment, then the Conversion Price in respect of such exercise shall be such Conversion Price as would have been applicable to such exercise had no such adjustment been made.

“Relevant Currency” means, at any time, the currency in which the Shares are quoted or dealt in at such time on the Relevant Exchange.

“Relevant Date” means, in respect of any Bond, whichever is the later of:

(i)	the date on which payment in respect of it first becomes due; and

(ii)	if any payment is improperly withheld or refused, the earlier of (a) the date on which payment in full of the amount outstanding is made or (b) the date falling seven days after the date on which notice is given to Bondholders that, upon further presentation of the Bond, where required pursuant to these Conditions, being made, such payment will be made, provided that such payment is in fact made as provided in these Conditions.

“Relevant Exchange” means:

(i)	in respect of the Shares, Euronext Amsterdam or, if the Shares cease to be listed and admitted to trading on Euronext Amsterdam, the principal stock exchange or securities market on which the Shares are, at or following the time of such cessation, listed, admitted to trading or quoted or dealt in, and

(ii)	in respect of any Securities (other than Shares), Reclassified Securities, Spin-Off Securities, options, warrants or other rights or assets, the principal stock exchange or securities market on which such Securities, Reclassified Securities, Spin-Off Securities, options, warrants or other rights or assets are then listed, admitted to trading or quoted or dealt in, where “principal stock exchange or securities market” shall mean the stock exchange or securities market on which such Shares, Securities, Reclassified Securities, Spin-Off Securities, options, warrants or other rights or assets are listed, admitted to trading or quoted or dealt in, provided that if such Shares, Securities, Reclassified Securities, Spin-Off Securities, options, warrants or other rights or assets are listed, admitted to trading or quoted or dealt in (as the case may be) on more than one stock exchange or securities market at such time, then “principal stock exchange or securities market” shall mean that stock exchange or securities market on which such Shares, Securities, Reclassified Securities, Spin-Off Securities, options, warrants or other rights or assets are traded at such time as determined by the Calculation Agent (if the Calculation Agent determines that it is able to make such determination) or (in any other case) by an Independent Financial Adviser by reference to the stock exchange or securities market with the highest average daily trading volume in respect of such Shares, Securities, Reclassified Securities, Spin-Off Securities, options, warrants or other rights or assets.

A “Retroactive Adjustment” shall occur if (i) the Delivery Date in relation to the conversion of any Bond shall be after the Deemed Record Date in respect of any Adjustment Event and (ii) the Conversion Date falls before the relevant adjustment to the Conversion Price becomes effective under Section 5.4(a).

“Securities” means any securities including, without limitation, shares in the capital of the Issuer, or options, warrants or other rights to subscribe for or purchase or acquire shares in the capital of the Issuer.

“Settlement Disruption Event” means an event beyond the control of the Issuer as a result of which any Central Securities Depository or any of their respective successors or any other central securities depository cannot settle the book-entry transfer of the Shares on such date.

“Shareholders” means the holders of Shares.

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“Shares” means the ordinary shares in the capital of the Issuer with, as at the Closing Date, a nominal value of €0.04 each.

“Short Period” has the meaning set forth in Section 3.2.

“Spin-off Event” has the meaning set forth in Section 5.4(a)(x).

“Spin-off Securities” has the meaning set forth in Section 5.4(a)(x).

“Subsidiary” means a subsidiary (dochtermaatschappij) as defined in Section 2:24a of Book 2 of the Dutch Civil Code.

“TARGET” means the Trans-European Automated Real-Time Gross Settlement Express Transfer System (known as TARGET 2) or any successor thereto.

“TARGET System” means the Trans-European Automated Real-Time Gross Settlement Express Transfer (TARGET2) System.

“Tax Redemption Date” has the meaning set forth in Section 4.2.

“Tax Redemption Notice” has the meaning set forth in Section 4.2.

“Taxing Jurisdiction” means, in respect of any entity, the jurisdiction in which it is resident for tax purposes generally or any political subdivision or territory or possession or taxing authority thereof or therein.

“Trading Day” means any calendar day (other than a Saturday or Sunday) on which the Relevant Exchange is open for business and on which the Shares, other Securities, Reclassified Securities, Spin-Off Securities, options, warrants or other rights or assets (as the case may be) are capable of being dealt in (other than a day on which trading is scheduled to or does close prior to the regular closing time), provided that, unless otherwise specified or the context otherwise requires, a “Trading Day” shall be a Trading Day in respect of the Shares.

“Trustee” has the meaning set forth in Section 1.1.

“Volume Weighted Average Price” means, in respect of a Share, Security, Reclassified Security or, as the case may be, a Spin-Off Security, on any Trading Day in respect thereof, the volume weighted average price on such Trading Day on the Relevant Exchange of a Share, Security, Reclassified Security or, as the case may be, a Spin-Off Security, as published by or derived from Bloomberg page HP (or any successor page) (setting “Weighted Average Line”, or any other successor setting and using values not adjusted for any event occurring after such Trading Day; and for the avoidance of doubt, all values will be determined with all adjustment settings on the DPDF Page, or any successor or similar setting, switched off) in respect of such Share, Security, Reclassified Security or, as the case may be, Spin-Off Security and such Relevant Exchange (and for the avoidance of doubt such Bloomberg page for the Shares as at the Closing Date is TKWY NA Equity HP), if any or, in any such case, such other pricing source (if any) as shall be determined in good faith to be appropriate by an Independent Financial Adviser on such Trading Day and translated, if not in the Relevant Currency, into the Relevant Currency at the Prevailing Rate on such Trading Day, provided that if on any such Trading Day (for the purposes of this definition, the “Original Date”) such price is not available or cannot otherwise be determined as provided above, the Volume Weighted Average Price of a Share, Security, Reclassified Security or Spin-Off Security, as the case may be, in respect of such Trading Day shall be the Volume Weighted Average Price, determined as provided above, on the immediately preceding such Trading Day on which the same can be so determined and further provided that if such immediately preceding Trading Day falls prior to the fifth day before the Original Date, an Independent Financial Adviser shall (acting reasonably) determine the Volume Weighted Average Price in respect of the Original Date in good faith, all as determined by (where specifically provided above) an Independent Financial Adviser or (in any other, case) the Calculation Agent.

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“Voting Rights” means the right generally to vote at a general meeting of shareholders of the Issuer (irrespective of whether or not, at the time, stock of any other class or classes shall have, or might have, voting power by reason of the happening of any contingency) or to elect the majority of the members of the management board or supervisory board of the Issuer.

References to any issue or offer or grant to existing holders of Shares “as a class” shall be taken to be references to an issue or offer or grant to all or substantially all existing holders of Shares, other than those to whom, by reason of the laws of any territory or requirements of any recognised regulatory body or any other stock exchange or securities market in any territory or in connection with fractional entitlements, it is determined not to make such issue or offer or grant.

15	Miscellaneous

15.1	Authentication

The Bonds evidenced by this certificate shall not become valid or obligatory until the certificate of authentication hereon shall have been duly signed by or on behalf of the Registrar acting under the Agency Agreement.

15.2	Repayment of Funds

All monies paid by the Issuer to the Principal Paying, Transfer and Conversion Agent or Conversion Agent for payment of principal or interest on any Bond which remain unclaimed at the end of two years after such payment has been made will be repaid to the Issuer and all liability of such Agent with respect thereto will cease, and, to the extent permitted by law, the Bondholders shall thereafter look only to the Issuer for payment as a general unsecured creditor thereof.

15.3	Prescription

Claims for payment on the Bonds which are not exercised within five years from the due date of the relevant payment will lapse and revert to the Issuer.

15.4	Indemnification of Judgment Currency

The Issuer will indemnify each Bondholder against loss incurred by such Bondholder as a result of any judgment or order being given or made for any amount due under the Bonds and such judgment or order being expressed and paid in a currency other than euro (the “Judgment Currency”) and as a result of any variation as between (i) the rate of exchange at which euro is converted into the Judgment Currency for the purpose of such judgment or order and (ii) the spot rate of exchange in euro at which the Bondholder on the date of payment of such judgment or order is able to purchase euro with the amount of the Judgment Currency actually received by the Bondholder.

15.5	Descriptive Headings

The descriptive headings appearing in these Conditions are for convenience of reference only and shall not alter, limit or define the provisions hereof.

15.6	Further Issues

The Issuer may from time to time without the consent of the Bondholders create and issue further bonds having the same terms and conditions in all respects as the outstanding Bonds or in all respects except for the amount and due date for first payment of interest on them and the first date on which Conversion Rights may be exercised and so that such further issue shall be consolidated and form a single series with the outstanding Bonds. Any further bonds forming a single series with the outstanding Bonds constituted by the Trust Deed or any deed supplemental to it shall, and any other notes, bonds or debentures may, with the consent of the Trustee, be constituted by a deed supplemental to the Trust Deed. The Trust Deed contains provisions for convening a single meeting of the

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Bondholders and the holders of notes, bonds or debentures of other series in certain circumstances where the Trustee so decides.

15.7	Notices

(a)	Notice to the Issuer

Any notice or demand to or on the Issuer may be given or served by being deposited in the mail, first class postage prepaid (if available), and addressed to:

Just Eat Takeaway.com N.V.

Oosterdoksstraat 80,

1011 DK Amsterdam

The Netherlands

Attention: Brent Wissink / Jitse Groen

or such other address as the Issuer may provide to the Bondholders, the Trustee and the Agents in writing.

(b)	Notice to the Trustee

Any notice or demand to or on the Trustee may be given or served by being deposited in the mail, first class postage prepaid (if available), and addressed to:

Stichting Trustee Just Eat Takeaway.com II

Hoogoorddreef 15

1101 BA

Amsterdam

The Netherlands

Attention: The Directors

or such other address as the Trustee may provide to a Bondholder, the Issuer or the Agents in writing.

(c)	Notice to Agents

Any notice or demand to or on the Agents may be given or served by being deposited in the mail, first class postage prepaid (if available), and addressed to:

The Principal Paying, Transfer and Conversion Agent:

ABN AMRO Bank N.V.

Gustav Mahlerlaan 10

1082 PP Amsterdam

The Netherlands

Attention: Equity Capital Markets

The Registrar:

Bank of America Europe Designated Activity Company

Bank of America Merrill Lynch

Block D, Central Park

Leopardstown

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D18 N924

Ireland

Attention: Asset Services, Common Depository/Registrar

or such other address as the Agents may provide to a Bondholder, the Issuer or the Trustee in writing.

(d)	Notice to Bondholders

Where these Conditions or the Trust Deed requires any notice to be given to a Bondholder then unless specified otherwise in these Conditions, such notice shall be given as follows: (A) (x) in the case of Bonds evidenced by the Global Bond Certificate on deposit with a Central Securities Depository, such notice shall be delivered in writing to such Central Securities Depository (and the date on which such notice is so delivered shall be the date on which such notice shall be deemed to have been given) and (y) in the case of Bonds evidenced by individual certificates in registered form, such notice shall be given by publication on the website of the Issuer (and the date on which such notice is so published shall be the date on which such notice shall be deemed to have been given), and (B) so long as the Bonds are listed on any stock exchange or trading platform (and the rules of that stock exchange or trading platform so require), such notice shall be published in a manner which complies with the rules and regulations of such stock exchange or trading platform (and the date on which such notice is so published shall be the date on which such notice shall be deemed to have been given).

If any notice is required to be given more than once or on different dates pursuant to this Section 15.7(d), then such notice shall be deemed to have been given on the first date on which such notice is deemed to have been given as provided above.

In addition, at the direction of the Issuer and if the Calculation Agent determines in its sole discretion it is able to do so, the Calculation Agent will request Bloomberg to publish the relevant notice on the relevant page for the Bonds (at the expense (if any) of the Issuer) for information purposes only.

15.8	Governing Law and Jurisdiction

The Bonds (including, for the avoidance of doubt, the second paragraph of this Section 15.8), the Trust Deed and the Agency Agreement, and any non-contractual obligations arising out of or in connection with them, shall be governed by, and construed in accordance with, the laws of The Netherlands.

Any dispute in connection with or arising from the Bonds, the Trust Deed and the Agency Agreement or their implementation and any non-contractual obligations arising out of or in connection with them, will be exclusively decided by the competent courts of Amsterdam, The Netherlands, subject to the authority of the Trustee, if it considers this expedient, to agree to prorogation (prorogatie).

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SCHEDULE 2

Form of Original Individual Certificate

On the front:

ISIN: XS2296021798

THE BONDS EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES, THE BONDS ARE BEING OFFERED AND SOLD OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT. THE BONDS MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. TERMS IN THIS LEGEND ARE USED AS USED IN REGULATION S UNDER THE SECURITIES ACT.

JUST EAT TAKEAWAY.COM N.V.

(a limited liability company (naamloze vennootschap) incorporated under the laws of the Netherlands with registered number 08142836)

€500,000,000 0.625 per cent. Convertible Bonds due 2028

This Bond is an Individual Certificate and forms part of a series designated as specified in the title (the “Bonds”) of Just Eat Takeaway.com N.V. (the “Issuer”) and constituted by the Trust Deed referred to on the reverse hereof. The Bonds are subject to, and have the benefit of, that Trust Deed and the terms and conditions (the “Conditions”) set out on the reverse hereof.

The Issuer hereby certifies that [●] is/are, at the date hereof, entered in the Bonds Register as the holder(s) of Bonds in the principal amount of €[●].

The Bonds evidenced by this Individual Certificate are convertible into ordinary shares of the Issuer (“Shares”) as provided in the Conditions. On the relevant Delivery Date, the Issuer will issue or transfer and deliver to the converting holder such number of Shares, or make payment to the relevant holder of the relevant cash amounts, all as specified in and subject to and in accordance with the Conditions and the Trust Deed.

This Individual Certificate is evidence of entitlement only. Title to the Bonds passes in accordance with the terms of the Agency Agreement and no transfer of the Bonds will be valid unless and until entered on the Bonds Register and only the duly registered holder is entitled to payments in respect of this Individual Certificate.

This Individual Certificate and any non-contractual obligations arising out of or in connection with it are governed by, and shall be construed in accordance with, Dutch law.

Capitalised terms not defined herein shall have the meaning ascribed thereto in the Trust Deed and the Conditions.

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In Witness whereof the Issuer has caused this Bond to be signed on its behalf.

Dated ________

Authorised Signatory

For and on behalf of

JUST EAT TAKEAWAY.COM N.V.

This Individual Certificate is authenticated without recourse, warranty or liability by or on behalf of the Registrar

BANK OF AMERICA EUROPE DESIGNATED ACTIVITY COMPANY

By:	By:

Authorised Signatory	Authorised Signatory

For use by the Principal Paying, Transfer and Conversion Agent:

☐	Following the exercise by the Issuer on ……………………. of its tax redemption option pursuant to Section 4.2 of the Conditions, a Bondholder’s Tax Redemption Notice was received by the Principal Paying, Transfer and Conversion Agent on ………………….. in respect of the Bonds evidenced by this Individual Certificate. Accordingly, the provisions of Section 6 of the Conditions shall not apply in respect of any payment in respect of principal or interest to be made on such Bonds which falls due after the Tax Redemption Date specified in the Tax Redemption Notice.

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On the back:

Terms and Conditions of the Bonds

[THE TERMS AND CONDITIONS THAT ARE SET OUT IN SCHEDULE 1 TO THE TRUST DEED WILL BE SET OUT HERE]

Principal Paying, Transfer and Conversion Agent

ABN AMRO Bank N.V.

Gustav Mahlerlaan 10

1082 PP Amsterdam

The Netherlands

Email: as.exchange.agency@nl.abnamro.com

Attention: AS Exchange Agency / Corporate Broking

Registrar

Bank of America Europe Designated Activity Company

Bank of America

Block D, Central Park

Leopardstown

D18 N924

Ireland

Email: common.depository@bankofamerica.com; ipa.europe@bofa.com

Attention: Asset Services

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Form of Transfer

FOR VALUE RECEIVED the undersigned hereby transfers to

(PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS OF TRANSFEREE)

(not more than four names may appear as joint holders)

€[●] in principal amount of this Bond, and all rights in respect thereof, and irrevocably requests the

Registrar to transfer such principal amount of this Bond on the books kept for registration thereof.

Dated

Signed

Notes:

(i)	The signature to this transfer must correspond with the name as it appears on the face of this Bond.

(ii)	A representative of the Bondholder should state the capacity in which he signs e.g. executor.

(iii)	The signature of the person effecting a transfer shall conform to any list of duly authorised specimen signatures supplied by the registered holder or be certified by a recognised bank, notary public or in such other manner as the Registrar may require.

(iv)	Any transfer of Bonds shall be in the minimum amount of €100,000.

(v)	Transfer is effective only upon notification of the transfer having reached the Issuer or its agent for this purpose.

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SCHEDULE 3

Form of Original Global Bond Certificate

THE BONDS EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN AND WILL NOT BE REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR WITH ANY SECURITIES REGULATORY AUTHORITY OF ANY STATE OR OTHER JURISDICTION OF THE UNITED STATES, THE BONDS ARE BEING OFFERED AND SOLD OUTSIDE THE UNITED STATES IN COMPLIANCE WITH REGULATION S UNDER THE SECURITIES ACT. THE BONDS MAY NOT BE OFFERED OR SOLD WITHIN THE UNITED STATES EXCEPT PURSUANT TO AN EXEMPTION FROM, OR IN A TRANSACTION NOT SUBJECT TO, THE REGISTRATION REQUIREMENTS OF THE SECURITIES ACT. TERMS IN THIS LEGEND ARE USED AS USED IN REGULATION S UNDER THE SECURITIES ACT.

ISIN: XS2296021798

JUST EAT TAKEAWAY.COM N.V.

(a limited liability company (naamloze vennootschap) incorporated under the laws of the Netherlands with registered number 08142836)

€500,000,000 0.625 per cent. Convertible Bonds due 2028

Global Bond Certificate

Registered Holder	:	Bank of America GSS Nominees Limited as nominee of Bank of America N.A., London Branch, as Common Depositary for Euroclear and Clearstream Luxembourg.

Address of Registered Holder	:	2 King Edward Street London EC1A 1HQ United Kingdom

This Global Bond Certificate is issued in respect of the €500,000,000 0.625 per cent. Convertible Bonds due 2028 (the “Bonds”) of Just Eat Takeaway.com N.V. (the “Issuer”). This Global Bond Certificate certifies that the Registered Holder (as defined above) is registered as the holder of such nominal amount of the Bonds at the date hereof.

Interpretation and Definitions

References in this Global Bond Certificate to the “Conditions” are to the Terms and Conditions applicable to the Bonds (which are in the form set out in Schedule 1 to the Trust Deed dated 9 February 2021 between the Issuer and Stichting Trustee Just Eat Takeaway.com II as Trustee, as such form is supplemented and/or modified and/or superseded from time to time, including by the provisions of this Global Bond Certificate, which in the event of any conflict shall prevail). Other capitalised terms used in this Global Bond Certificate shall have the meanings given to them in the Conditions or the Trust Deed.

Promise to Pay

The Issuer, for value received, promises to pay to the registered holder of the Bonds evidenced by this Global Bond Certificate (subject to surrender of this Global Bond Certificate if no further payment falls to be made in respect of such Bonds) on the Maturity Date (or on such earlier date

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as the amount payable upon redemption under the Conditions may become payable in accordance with the Conditions) the amount payable upon redemption under the Conditions in respect of the Bonds evidenced by this Global Bond Certificate and to pay interest in respect of such Bonds from 9 February 2021 in arrear at the rates, in the amounts and on the dates for payment provided for in the Conditions together with such other sums and additional amounts (if any) as may be payable under the Conditions, in accordance with the Conditions.

For the purposes of this Global Bond Certificate, (a) the holder of the Bonds evidenced by this Global Bond Certificate is bound by the provisions of the Trust Deed, (b) the Issuer certifies that the Registered Holder is, at the date hereof, entered in the Bonds Register as the holder of the Bonds evidenced by this Global Bond Certificate, (c) this Global Bond Certificate is evidence of entitlement only, (d) title to the Bonds evidenced by this Global Bond Certificate passes in accordance with the terms of the Agency Agreement and no transfer of the Bonds will be valid unless and until entered on the Bonds Register, and (e) only the holder of the Bonds evidenced by this Global Bond Certificate is entitled to payments in respect of the Bonds evidenced by this Global Bond Certificate.

Meetings

The holder of the Bonds evidenced by this Global Bond Certificate shall (unless this Global Bond Certificate represents only one Bond) be treated as two persons for the purposes of any quorum requirements of a meeting of Bondholders.

Conversion

For so long as this Global Bond Certificate is held on behalf of any one or more of Euroclear, Clearstream, Luxembourg or an alternative clearing system, Conversion Rights may be exercised as against the Issuer in accordance with the Conditions by the delivery to or to the order of the Conversion Agent in accordance with the standard procedures of Euroclear, Clearstream, Luxembourg or the alternative clearing system of one or more Conversion Notices duly completed by or on behalf of a holder of a book-entry interest representing entitlements to the Global Bond Certificate. Upon exercise of Conversion Rights, the Registrar shall, or shall procure that, Schedule A hereto is annotated accordingly.

This Global Bond Certificate shall not become valid for any purpose until authenticated by or on behalf of the Registrar.

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In witness whereof the Issuer has caused this Global Bond Certificate to be signed on its behalf.

Dated ______________2021

JUST EAT TAKEAWAY.COM N.V.

By:

Authorised Signatory

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This Global Bond Certificate is authenticated by or on behalf of the Registrar.

BANK OF AMERICA EUROPE DESIGNATED ACTIVITY COMPANY

By:

Authorised Signatory

Authorised Signatory

For the purposes of authentication only.

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Schedule A

Schedule of Reductions in Principal Amount of Bonds in respect of which this Global Bond Certificate is Issued

The following reductions in the principal amount of the Bonds in respect of which this Global Bond Certificate is issued have been made as a result of: (i) exercise of Conversion Rights attaching to the Bonds, or (ii) redemption of the Bonds, or (iii) purchase and cancellation of the Bonds or (iv) issue of Individual Certificates in respect of the Bonds:

Date of Conversion/ Redemption/ Purchase and Cancellation/ Issue of Individual Certificates (stating which)	Amount of decrease in principal amount of this Global Bond Certificate (€)	Principal Amount of this Global Bond Certificate following such decrease (€)	Notation made by or on behalf of the Principal Paying, Transfer and Conversion Agent

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SCHEDULE 4

Provisions for Meetings of Bondholders

1	In this Schedule the following expressions have the following meanings:

1.1	“Electronic Consent” has the meaning set out in paragraph 19;

1.2	“Extraordinary Resolution” means a resolution passed (i) at a meeting of Bondholders duly convened and held in accordance with these provisions by or on behalf of the Bondholder(s) of not less than 75 per cent. of the persons eligible to vote at such meeting, (ii) by a Written Resolution or (iii) by an Electronic Consent; and

1.3	“Written Resolution” means a resolution in writing signed by or on behalf of Bondholders representing in aggregate not less than 75 per cent. in aggregate principal amount of the Bonds for the time being outstanding.

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2.1	A holder of a Bond in registered form may by an instrument in writing in the form available from any Agent in English signed by the holder or, in the case of a corporation, executed under its common seal or signed on its behalf by an attorney or a duly authorised officer of the corporation and delivered to any Agent not later than 48 hours before the time fixed for any meeting, appoint any person as a proxy to act on his or its behalf in connection with any meeting or proposed meeting of Bondholders.

2.2	A holder of a Bond (whether such Bonds are evidenced by a Global Bond Certificate or an Individual Certificate) in registered form which is a corporation may, by delivering to any Agent not later than 48 hours before the time fixed for any meeting a resolution in English of its directors or other governing body, authorise any person to act as its representative (a “representative”) in connection with any meeting or proposed meeting of Bondholders.

2.3	A proxy or representative so appointed shall so long as such appointment remains in force be deemed, for all purposes in connection with any meeting or proposed meeting of Bondholders specified in such appointment, to be the holder of the Bonds to which such appointment relates and the holder of the Bonds shall be deemed for such purposes not to be the holder.

3	Each of the Issuer and the Trustee at any time may, and the Issuer upon a request in writing of Bondholders holding not less than 10 per cent. in principal amount of the Bonds for the time being outstanding shall, convene a meeting of Bondholders. Whenever any such party is about to convene any such meeting, it shall forthwith give notice in writing to each other party of the day, time and place of the meeting and of the nature of the business to be transacted at it. Every such meeting shall be held at such time and place as the Trustee may approve.

4	At least 21 days’ notice (exclusive of the day on which the notice is given and of the day on which the meeting is held) specifying the day, time and place of meeting shall be given to the Bondholders. A copy of the notice shall in all cases be given by the party convening the meeting to each of the other parties. Such notice shall also specify the nature of the resolutions to be proposed.

5	A person (who may, but need not, be a Bondholder) nominated in writing by the Trustee may take the chair at every such meeting but if no such nomination is made or if at any meeting the person nominated shall not be present within 15 minutes after the time fixed

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for the meeting, the Bondholders present shall choose one of their number to be chairman, failing which the Issuer may appoint a chairman. The chairman of an adjourned meeting need not be the same person as was chairman of the original meeting.

6	At any such meeting any one or more persons present in person holding Bonds or being proxies or representatives and holding or representing in the aggregate not less than 15 per cent. in aggregate principal amount of the Bonds for the time being outstanding shall (except for the purpose of passing an Extraordinary Resolution) form a quorum for the transaction of business and no business (other than the choosing of a chairman) shall be transacted at any meeting unless the requisite quorum be present at the commencement of business. The quorum at any such meeting for passing an Extraordinary Resolution shall (subject as provided below) be one or more persons present in person holding Bonds or being proxies or representatives and holding or representing in the aggregate a majority in principal amount of the Bonds for the time being outstanding; provided that at any meeting the business of which includes any of the matters specified in the proviso to paragraph 16.7, the quorum shall be one or more persons present in person holding Bonds or being proxies or representatives and holding or representing in the aggregate not less than two-thirds in principal amount of the Bonds for the time being outstanding, a holder of a Global Bond Certificate being treated as two persons.

7	If within 15 minutes from the time fixed for any such meeting a quorum is not present, the meeting shall, if convened upon the requisition of Bondholders, be dissolved. In any other case it shall stand adjourned (unless the Issuer and the Trustee agree that it be dissolved) for such period, not being less than 14 days nor more than 42 days, and to such place, as may be decided by the chairman. At such adjourned meeting one or more persons present in person holding Bonds or voting certificates or being proxies or representatives (whatever the principal amount of the Bonds so held or represented) shall form a quorum and may pass any resolution and decide upon all matters which could properly have been dealt with at the meeting from which the adjournment took place had a quorum been present at such meeting; provided that at any adjourned meeting at which is to be proposed an Extraordinary Resolution for the purpose of effecting any of the modifications specified in the proviso to paragraph 16.7, the quorum shall be one or more persons so present holding Bonds or being proxies or representatives and holding or representing in the aggregate not less than one-half in principal amount of the Bonds for the time being outstanding. If a quorum is not present within 15 minutes from the time fixed for a meeting so adjourned, the meeting shall be dissolved.

8	The chairman may with the consent of (and shall if directed by) any meeting adjourn such meeting from time to time and from place to place but no business shall be transacted at any adjourned meeting except business which might lawfully have been transacted at the meeting from which the adjournment took place.

9	At least 10 days’ notice of any meeting adjourned through want of a quorum shall be given in the same manner as for an original meeting and such notice shall state the quorum required at such adjourned meeting. It shall not, however, otherwise be necessary to give any notice of an adjourned meeting.

10	Every question submitted to a meeting shall be decided in the first instance by a show of hands and in case of equality of votes the chairman shall both on a show of hands and on a poll have a casting vote in addition to the vote or votes (if any) which he may have as a Bondholder or as a proxy or representative.

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11	At any meeting, unless a poll is (before or on the declaration of the result of the show of hands) demanded by the chairman, the Issuer, the Trustee or by one or more persons holding one or more Bonds or being proxies or representatives and holding or representing in the aggregate not less than one-fiftieth in principal amount of the Bonds for the time being outstanding, a declaration by the chairman that a resolution has been carried or carried by a particular majority or lost or not carried by any particular majority shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against such resolution.

12	If at any meeting a poll is so demanded, it shall be taken in such manner and (subject as provided below) either at once or after such an adjournment as the chairman directs and the result of such poll shall be deemed to be the resolution of the meeting at which the poll was demanded as at the date of the taking of the poll. The demand for a poll shall not prevent the continuation of the meeting for the transaction of any business other than the question on which the poll has been demanded.

13	Any poll demanded at any meeting on the election of a chairman or on any question of adjournment shall be taken at the meeting without adjournment.

14	The Issuer and the Trustee (through their respective representatives) and their respective financial and legal advisers may attend and speak at any meeting of Bondholders. No one else may attend at any meeting of Bondholders or join with others in requesting the convening of such a meeting unless he is the holder of a Bond or is a proxy or a representative of a Bondholder.

15	At any meeting on a show of hands every person who is present in person and who produces a Bond or is a proxy or a representative shall have one vote and on a poll every person who is so present shall have one vote in respect of each €100,000 in principal amount of the Bonds so produced or represented or in respect of which he is a proxy or a representative. Without prejudice to the obligations of proxies, any person entitled to more than one vote need not use all his votes or cast all the votes to which he is entitled in the same way.

16	A meeting of Bondholders shall, subject to the Conditions, in addition to the powers given above, but without prejudice to any powers conferred on other persons by this Trust Deed, have power exercisable by Extraordinary Resolution:

16.1	to sanction any proposal by the Issuer or the Trustee for any modification, abrogation, variation or compromise of, or arrangement in respect of, the rights of the Bondholders against the Issuer or against any of its property whether such rights shall arise under this Trust Deed, the Paying, Transfer and Conversion Agency Agreement, or otherwise;

16.2	to sanction any scheme or proposal for the exchange, substitution or sale of the Bonds for, or the conversion of the Bonds into, or the cancellation of the Bonds in consideration of, shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities of the Issuer or any other body corporate formed or to be formed, or partly for or into or in consideration of such shares, stock, notes, bonds, debentures, debenture stock and/or other obligations and/or securities as aforesaid;

16.3	to assent to any modification of this Trust Deed or the Conditions which shall be proposed by the Issuer or the Trustee;

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16.4	to authorise anyone to concur in and do all such things as may be necessary to carry out and to give any authority, direction or sanction which under this Trust Deed or the Bonds is required to be given by Extraordinary Resolution;

16.5	to appoint any persons (whether Bondholders or not) as a committee or committees to represent the interests of the Bondholders and to confer upon such committee or committees any powers or discretions which the Bondholders could themselves exercise by Extraordinary Resolution;

16.6	to approve a person proposed to be appointed as a new Trustee and to remove any Trustee; and

16.7	to discharge or exonerate the Trustee from any liability in respect of any act or omission for which it may become responsible under this Trust Deed or the Bonds,

provided that the special quorum provisions contained in the proviso to paragraph 6 and, in the case of an adjourned meeting, in the proviso to paragraph 7 shall apply in relation to any Extraordinary Resolution for the purpose of paragraph 16.2 and making any modification to the provisions contained in this Trust Deed or the Conditions which would have the effect of:

(i)	changing the Maturity Date or the dates on which interest is payable in respect of the Bonds,

(ii)	modifying the circumstances in which the Issuer or Bondholders are entitled to redeem the Bonds pursuant to Sections 4.1, 4.2 or 4.3 of the Conditions (other than removing the right of the Issuer to redeem the Bonds pursuant to Sections 4.1 or 4.2 of the Conditions);

(iii)	reducing or cancelling the principal amount of, or interest on, the Bonds or to reduce the amount payable on redemption of the Bonds;

(iv)	modifying the basis for calculating the interest payable in respect of the Bonds;

(v)	modifying the provisions relating to, or cancelling, Conversion Rights or the rights of Bondholders to receive Shares on exercise of Conversion Rights, as applicable, pursuant to the Conditions (other than a reduction to the Conversion Price);

(vi)	increasing the Conversion Price (other than in accordance with the Conditions);

(vii)	changing the currency of the denomination of the Bonds or of any payment in respect of the Bonds;

(viii)	changing the governing law of the Bonds, the Trust Deed or the Paying, Transfer and Conversion Agency Agreement;

(ix)	modifying the provisions concerning the quorum required at any meeting of Bondholders or the majority required to pass an Extraordinary Resolution; or

(x)	amending this proviso.

17	An Extraordinary Resolution passed at a meeting of Bondholders duly convened and held in accordance with this Trust Deed shall be binding upon all the Bondholders, whether or not present at such meeting and whether or not they vote in favour, and each of the Bondholders shall be bound to give effect to it accordingly. The passing of any such resolution shall be conclusive evidence that the circumstances of such resolution justify the passing of it.

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18	Minutes of all resolutions and proceedings at every such meeting shall be made and entered in the books to be from time to time provided for that purpose by the Issuer or the Trustee and any such minutes, if purporting to be signed by the chairman of the meeting at which such resolutions were passed or proceedings transacted or by the chairman of the next succeeding meeting of Bondholders, shall be conclusive evidence of the matters contained in them and until the contrary is proved every such meeting in respect of the proceedings of which minutes have been so made and signed shall be deemed to have been duly convened and held and all resolutions passed or proceedings transacted at it to have been duly passed and transacted.

19	Subject to the following paragraph, a Written Resolution may be contained in one document or in several documents in like form, each signed by or on behalf of one or more of the Bondholders.

For so long as the Bonds are in the form of a Global Bond Certificate registered in the name of a common depositary for Euroclear, Clearstream, Luxembourg or another clearing system, or a nominee of any of the above then, in respect of any resolution proposed by the Issuer or the Trustee:

(i)	where the terms of the proposed resolution have been notified to the Bondholders through the relevant clearing system(s) as provided in sub-paragraphs (a) and/or (b) below, each of the Issuer and the Trustee shall be entitled to rely upon approval of such resolution proposed by the Issuer or the Trustee (as the case may be) given by way of electronic consents communicated through the electronic communications systems of the relevant clearing system(s) in accordance with their operating rules and procedures by or on behalf of the Bondholder(s) of not less than 75 per cent. in aggregate principal amount of the Bonds for the time being outstanding (the “Required Proportion”) (“Electronic Consent”) by close of business on the Relevant Date. Any resolution passed in such manner shall be binding on all Bondholders, even if the relevant consent or instruction proves to be defective. Neither the Issuer nor the Trustee shall be liable or responsible to anyone for such reliance;

(a)	When a proposal for a resolution to be passed as an Electronic Consent has been made, at least 10 days’ notice (exclusive of the day on which the notice is given and of the day on which affirmative consents will be counted) shall be given to the Bondholders through the relevant clearing system(s). The notice shall specify, in sufficient detail to enable Bondholders to give their consents, the proposed resolution, the method by which their consents may be given (including, where applicable, blocking of their accounts in the relevant clearing system(s)) and the time and date (the “Relevant Date”) by which they must be received in order for such consents to be validly given, in each case subject to and in accordance with the operating rules and procedures of the relevant clearing system(s).

(b)	If, on the Relevant Date on which the consents in respect of an Electronic Consent are first counted, such consents do not represent the Required Proportion, the resolution shall, if the party proposing such resolution (the “Proposer”) so determines, be deemed to be defeated. Such determination shall be notified in writing to the other party or parties to the Trust Deed. Alternatively, the Proposer may give a further notice to Bondholders that the resolution will be proposed again on such date and for such period as

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shall be agreed with the Trustee (unless the Trustee is the Proposer). Such notice must inform Bondholders that insufficient consents were received in relation to the original resolution and the information specified in sub-paragraph (a) above. For the purpose of such further notice, references to “Relevant Date” shall be construed accordingly.

For the avoidance of doubt, an Electronic Consent may only be used in relation to a resolution proposed by the Issuer or the Trustee which is not then the subject of a meeting that has been validly convened in accordance with paragraph 3 above, unless that meeting is or shall be cancelled or dissolved; and

(ii)	where Electronic Consent is not being sought, for the purpose of determining whether a Written Resolution has been validly passed, the Issuer and the Trustee shall be entitled to rely on consent or instructions given in writing directly to the Issuer and/or the Trustee, as the case may be, by accountholders in the clearing system with entitlements to such Global Bond Certificate or, where the accountholders hold any such entitlement on behalf of another person, on written consent from or written instruction by the person for whom such entitlement is ultimately beneficially held, whether such beneficiary holds directly with the accountholder or via one or more intermediaries and provided that, in each case, the Issuer and the Trustee have obtained commercially reasonable evidence to ascertain the validity of such holding and have taken reasonable steps to ensure that such holding does not alter following the giving of such consent or instruction and prior to the effecting of such amendment. Any resolution passed in such manner shall be binding on all Bondholders, even if the relevant consent or instruction proves to be defective. As used in this paragraph, “commercially reasonable evidence” includes any certificate or other document issued by Euroclear, Clearstream, Luxembourg or any other relevant clearing system, and/or issued by an accountholder of them or an intermediary in a holding chain, in relation to the holding of interests in the Bonds. Any such certificate or other document shall, in the absence of manifest error, be conclusive and binding for all purposes. Any such certificate or other document may comprise any form of statement or print out of electronic records provided by the relevant clearing system (including Euroclear’s EUCLID or Clearstream, Luxembourg’s CreationOnline system) in accordance with its usual procedures and in which the accountholder of a particular principal or nominal amount of the Bonds is clearly identified together with the amount of such holding. Neither the Issuer nor the Trustee shall be liable to any person by reason of having accepted as valid or not having rejected any certificate or other document to such effect purporting to be issued by any such person and subsequently found to be forged or not authentic.

A Written Resolution and/or Electronic Consent shall take effect as an Extraordinary Resolution. A Written Resolution and/or Electronic Consent will be binding on all Bondholders, whether or not they participated in such Written Resolution and/or Electronic Consent.

20	Subject to all other provisions contained in this Trust Deed the Trustee may without the consent of the Bondholders prescribe such further regulations regarding the holding of meetings of Bondholders and attendance and voting at them as the Trustee may in its sole discretion determine including particularly (but without prejudice to the generality of the foregoing) such regulations and requirements as the Trustee thinks reasonable:

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20.1	so as to satisfy itself that persons who purport to requisition a meeting in accordance with paragraph 3 or who purport to make any requisition to the Trustee in accordance with this Trust Deed are in fact Bondholders; and

20.2	so as to satisfy itself that persons who purport to attend or vote at any meeting of Bondholders are entitled to do so in accordance with this Trust Deed.

21	Nothing in the Trust Deed shall prevent any of the proxies named in any form of proxy from being a director, managing director, officer or representative of, or otherwise connected with, the Issuer or any of its other Subsidiaries.

22	References in this Schedule to Agents shall, where the context requires, be taken to be references to Principal Paying, Transfer and Conversion Agent.

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SCHEDULE 5

Form of Directors’ Certificate

[ON THE HEADED PAPER OF THE ISSUER]

To:	Stichting Trustee Just Eat Takeaway.com II Hoogoorddreef 15 1101 BA Amsterdam

[Date]

Dear Sirs

Just Eat Takeaway.com N.V.

€500,000,000 0.625 per cent. Convertible Bonds due 2028

This certificate is delivered to you in accordance with Clause 9.5 of the Trust Deed dated 9 February 2021 (the “Trust Deed”) and made between Just Eat Takeaway.com N.V. (the “Issuer”) and Stichting Trustee Just Eat Takeaway.com II (the “Trustee”). All words and expressions defined in the Trust Deed shall (save as otherwise provided herein or unless the context otherwise requires) have the same meanings herein. The undersigned, having made all reasonable enquiries to the best of [his/her][the Issuer’s] knowledge, information and belief, hereby confirms (but without any personal liability):

(a)	As at [●]1, no Event of Default or Change of Control existed [other than [●]][2] and no Event of Default or Change of Control had existed at any time since [●][3] [the Certification Date (as defined in the Trust Deed) of the last certificate delivered under Clause 9.54]/[the date of the Trust Deed] [other than [●]][5]; and

(a)	From and including [●][3] [the Certification Date of the last certificate delivered under Clause 9.5]4/[the date of the Trust Deed] to and including [●][1], the Issuer confirms that there has been no breach in respect of its obligations under the Trust Deed [other than [●]][6] and that no Change of Control [other than [●]][7] has occurred.

For and on behalf of the Issuer

Managing Director

[1]	Specify a date not more than 5 days before the date of delivery of the certificate.
[2]	If any Event of Default or Change of Control did exist, give details; otherwise delete.
[3]	Insert date of Trust Deed in respect of the first certificate delivered under Clause 9.5, otherwise delete.
[4]	Include unless the certificate is the first certificate delivered under Clause 9.5, in which case delete.
[5]	If any Event of Default or Change of Control did exist, give details; otherwise delete.
[6]	If the Issuer has failed to comply with any obligation(s), give details; otherwise delete.
[7]	If a Change of Control has occurred, give details; otherwise delete.

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DocuSign Envelope ID: 2841226B-C814-42D6-94AD-BB3CE877F835

SIGNED by

JUST EAT TAKEAWAY.COM N.V.

By:

/s/ Brent Wissink

Brent Wissink

Authorised Signatory

Signature page to Trust Deed

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SIGNED by

STICHTING TRUSTEE JUST EAT TAKEAWAY.COM II

By:

/s/ H.D. de Rijk
H.D. de Rijk

By:

/s/ N.E. Stegehuis
N.E. Stegehuis
Q EQ Structure Finance B.V.,
In turn represented by H.D. de Rijk (proxy holder) and N.E. Stegehuis (proxy holder).

Authorised Signatory

Signature page to Trust Deed

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